Exhibit 2


                    STOCK AND ASSET MASTER PURCHASE AGREEMENT
                    -----------------------------------------

          AREEMENT, dated as of November 1, 1995, by and among Huntingdon International Holdings plc, a company incorporated under the laws of England ("HIH"), Huntingdon Life Sciences Inc., a Delaware corporation and a wholly-
  ---
owned subsidiary of HIH ("HLS" and together with HIH, the "Buyer"), Applied
                          ---                              -----
Bioscience International Inc., a Delaware corporation ("APBI"), and Pharmaco LSR
                                                        ----
International Inc., a Texas corporation and a wholly-owned subsidiary of APBI (the "US Subsidiary," and, together with APBI, the "Seller").
      -------------

          The Seller owns and engages in the business of providing research and consulting services in life sciences (the "Seller Business"), including, through
                                           ---------------
the Pharmaco LSR Toxicology/North America division of the US Subsidiary which operates out of the facilities located in East Millstone, New Jersey, contract biological safety testing services in North America (the "US Toxicology
                                                          -------------
Business") and owns or leases the assets and properties related thereto.  APBI
--------
beneficially owns (and has the right to dispose of) all of the issued shares (the "Pharmaco Shares") of Pharmaco LSR Ltd., a company incorporated under the
      ---------------
laws of England (the "UK Subsidiary"), which conducts contract biological safety
                      -------------
testing services in England (the business of the UK Subsidiary, excluding the clinical biostatistical operations conducted by the UK Subsidiary, the "UK
                                                                        --
Toxicology Business," and together with the US Toxicology Business, the
-------------------
"Toxicology Business").  HIH is the registered holder of and owns all of the
 -------------------
issued shares (the "LCRC Shares") of Leicester Clinical Research Centre Limited,
                    -----------
a company incorporated under the laws of England ("LCRC"), which conducts Phase
                                                   ----
I and Phase II(a) clinical trials (the "LCRC Business").  This Agreement sets
                                        -------------
forth the terms and conditions upon which the Buyer will purchase from the US Subsidiary the US Toxicology Business and from APBI the Pharmaco Shares in exchange for a combination of cash, the LCRC Shares and the allotment and issue of the Consideration Shares (as defined in Section 14.1 hereof), all as further set forth herein.

          In consideration of the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto hereby agree as follows:

                   1.Sale of Assets and Pharmaco Shares.
                     ----------------------------------

               1.1  Transfer of Shares, Assets and Liabilities.  At the Closing
                    ------------------------------------------
(as defined in Section 3 hereof) and upon the terms and subject to the conditions of this Agreement, (i) HLS shall acquire from the US Subsidiary all of the assets (free and clear of all Liens, as defined in Section 14.1, other than Permitted Liens, as defined in Section 14.1) and liabilities of and associated with the US Toxicology Business (other than the Excluded Assets and Excluded Liabilities, as each such term is herein defined), and (ii) HIH shall acquire from APBI all of the Pharmaco Shares free and clear of all Liens. In consideration thereof, at the Closing, (i) APBI shall receive from HIH, either directly or indirectly through one of its subsidiaries, all of the LCRC Shares free and clear of all Liens, and (ii) APBI and the US Subsidiary shall receive from the Buyer the Closing Consideration (as defined in Section 2.2 hereof).

          1.2  Assets of the US Toxicology Business to be Purchased.  At the
               ----------------------------------------------------
Closing, the US Subsidiary shall sell, assign, transfer and convey to HLS, free and clear of all Liens other than Permitted Liens, all of the assets, properties and rights used in the US Toxicology Business of every type and description, whether currently idle or in use, real, personal or mixed, tangible or intangible, choate or inchoate, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, wherever located and whether or not reflected on the books and records of the US Subsidiary or specifically referred to in this Agreement, including, without limitation, those assets reflected on the Pro Forma US Toxicology Business Interim Balance Sheet, as defined in Section 4.5.4 hereof (subject to transactions and adjustments in the ordinary course of business subsequent to the Interim Balance Sheet Date, as defined in Section
4.5.2 hereof), as well as all of the US Subsidiary's right, title and interest in and to all accounts receivable, contract rights, rights under open orders for the purchase or sale of any assets, good will, customer lists, names used or formerly used in the US Toxicology Business (other than the name "Pharmaco" or any derivative or variant thereof), patents, trademarks, trade names, brand names, processes, know-how, formulas, trade secrets, rights to proprietary software (including all source codes relating thereto), supplier and customer lists, property, plant and equipment, land, buildings and fixtures, rights under agreements and leases, work orders, customer contracts, inventories, supplies, books and operating records, and prepaid expenses, in each case limited to such of the foregoing as is used by or in the US Toxicology Business; except for the Excluded Assets. All of the foregoing interests of the US Subsidiary in

2

such assets or properties to be sold, assigned, transferred and conveyed to HLS hereunder are hereinafter sometimes collectively referred to as the "Purchased
                                                                     ---------
Assets."
------

          1.3  Excluded Assets.  Anything in Section 1.2 hereof to the contrary
               ---------------
notwithstanding, there shall be excluded from the Purchased Assets the following assets of the US Subsidiary (collectively, the "Excluded Assets"):

          (a)  all cash and cash equivalents of the US Subsidiary;

          (b) all intercompany balances of the US Subsidiary and any other amounts due from any stockholder or affiliate of the US Subsidiary;

          (c) all of the assets, properties and rights used in the other businesses of the US Subsidiary which assets, properties and rights are not used in the US Toxicology Business, including the US Subsidiary's clinical services division which designs and manages clinical research programs and trials and performs analytical laboratory services;

          (d)  any income tax receivables;

          (e)  the Lawson applications software and related hardware, if any;
and

          (f)  those other assets, properties and rights set forth on
Schedule 1.3.

          1.4  Liabilities of US Subsidiary to be Assumed.  Subject to the terms
               ------------------------------------------
and conditions of this Agreement, in partial consideration of the transfer, conveyance and assignment to HLS of the Purchased Assets on the Closing Date, HLS will assume:

          (a) all of the liabilities and obligations of the US Toxicology Business reflected on the Pro Forma US Toxicology Business Interim Balance Sheet (subject to transactions and adjustments in the ordinary course of business subsequent to the Interim Balance Sheet Date) to which the US Subsidiary, in respect of the US Toxicology Business, or any of the Purchased Assets may be subject (but excluding the Excluded Liabilities), including, without limitation:

          (i) trade accounts payable including those ordinary course trade payables of the US Toxicology Business, even if billed in the ordinary course to APBI or one of its affiliates and subsequently allocated to the US Toxicology in accordance with past practice; and

          (ii) accrued expenses (to the extent accrued in accordance with past practice, including usual payment dates and estimation of accruals) including accrued Employee Related Expenses (as defined in Section 1.5 hereof).

          (b) the obligations of the US Subsidiary under all Contracts (as defined below) used in the US Toxicology Business, whether in effect on the date hereof or entered into in the ordinary course of the US Toxicology Business prior to the Closing Date (all of which will be assigned to HLS at the Closing) and whether or not consents to assignment have been obtained (including, but not limited to, all toxicology contracts and agreements entered into by the US Subsidiary (or its predecessor) since January 1, 1987 whether or not all work thereunder has been completed prior to the Closing). As used in this Agreement, the term "Contracts" shall mean and include all contracts, agreements (including, without limitation, toxicology contracts and agreements), leases, bids, purchase or sale orders and commitments of the US Toxicology Business to which the US Subsidiary is a party or by which the US Subsidiary or any of the Purchased Assets are bound;

          (c) the obligations of the US Subsidiary with respect to archiving of or storage of any data or other materials pursuant to any toxicology contracts entered into prior to the Closing by the US Toxicology Business;

          (d) Employee Related Expenses accrued on the Pro Forma US Toxicology Business Interim Balance Sheet in respect of persons identified on
Schedule 1.5(i), obligations to provide COBRA coverage currently provided in respect of family members of employees identified on Schedule 1.5(i) and Employee Related

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3

Expenses in respect of persons identified on Schedule 1.5(i) arising in the ordinary course of business since the Interim Balance Sheet Date;

          (e) the Disclosed Environmental Liabilities (as defined in
Section 14.1 hereof); and

          (f) liabilities in an amount not to exceed at any time the Net Basket Amount (as defined in Section 14.1 hereof) in respect of Environmental Actions and Environmental Compliance Costs relating to the Owned Real Property (as defined in Section 7.1 of the Asset Representations and Warranties) attributable to the operation by the US Subsidiary of the US Toxicology Business prior to the Closing Date, but not including any liability in respect of the JIS Landfill Matter (as defined in Section 1.5(g) hereof).

          The liabilities and obligations to be assumed pursuant to Sections 1.4(a), (b), (c), (d), (e) and (f) above, are referred to as the "Assumed
                                                                  -------
Liabilities."
-----------

          1.5  Liabilities Not Assumed.  Anything in this Agreement to the
               -----------------------
contrary notwithstanding, neither HLS nor HIH shall assume or in any way be liable or responsible for, in connection with the acquisition of the Purchased Assets or otherwise, and the US Subsidiary shall continue to be responsible for the payment, performance and discharge of, any liabilities or obligations of the US Subsidiary, except as specifically provided in Section 1.4 hereof. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in Section 1.4 hereof, neither HLS nor HIH shall assume, the Assumed Liabilities shall not include, and the US Subsidiary shall retain, the following liabilities and obligations of the US Subsidiary (collectively, the "Excluded
                                                                     --------
Liabilities"):
-----------

          (a)all liabilities, obligations and expenses relating to the Excluded Assets;

          (b)all outstanding checks, unpaid bank charges, bank overdrafts and book overdrafts;

          (c)except for sales taxes, property taxes and FICA arising in the ordinary course of business and accrued on the Pro Forma US Toxicology Business Interim Balance Sheet (or arising thereafter in the ordinary course of business consistent with past practice, including past practice with respect to accruals, tax returns and payments), all liabilities, obligations and expenses of any kind or nature relating to Taxes (as defined in Section 2 of the Asset Representations and Warranties) of the Seller, with respect to the US Toxicology Business and the Purchased Assets, for any period ending on or before the Closing Date (including, without limitation, any liabilities, obligations and expenses incurred pursuant to any tax sharing agreement, tax indemnification or similar arrangement) and, except as set forth in Section 9.1, any Taxes payable in connection with the sale of the Purchased Assets;

          (d)all liabilities and obligations of the US Subsidiary for principal, interest, fees or other amounts due in respect of any indebtedness of the US Subsidiary or APBI for borrowed money, including long-term debt and any current maturities thereof, the deferred purchase price of any of the Purchased Assets in excess of $4,000 in the aggregate (which is the approximate amount reflected on the US Subsidiary's books for capital lease obligations) and all such indebtedness of other persons that is secured by any of the Purchased Assets or that is guaranteed by the US Subsidiary;

          (e)all liabilities and obligations of the US Subsidiary or other amounts due with respect to interest and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by the US Subsidiary whether periodically or upon the happening of a contingency;

          (f)except for Employee Related Expenses accrued on the Pro Forma US Toxicology Business Interim Balance Sheet in respect of the persons identified on Schedule 1.5(i), obligations to provide COBRA coverage currently provided in respect of family members of employees identified on Schedule 1.5(i) and or Employee Related Expenses in respect of the persons identified on Sche dule 1.5(i) arising in the ordinary course of business subsequent to the Interim Balance Sheet Date (all of which are being assumed pursuant to Section 1.4 hereof), all other liabilities, obligations and expenses of any kind or nature relating to employee compensation, salaries, wages, fringe benefits, medical, dental and supplemental health plans and benefits, any currently existing Benefit Plan (as defined in Section 14.1 of the Asset Representations and Warranties) of the US Subsidiary (collectively referred to as "Employee Related
                                                               ----------------
Expenses"), including, without limitation, any workers' compensation benefit
--------
claim, any plan described in ERISA (as defined in Section 14.1 of the Asset Representations and Warranties), any employee benefit plans as defined in Sec tion 3(3) of ERISA (whether or not covered by ERISA or by any similar foreign law) and any other compensation or benefit arrangements, understandings or agreements maintained, sponsored or contributed to by or on behalf of or with respect to

4

which the US Subsidiary has or in the future could have any other liability or obligation, whether direct or indirect, actual or contingent, as well as all liabilities, obligations and expenses of any kind relating to any Benefit
Plan (including the pension plan of the US Subsidiary terminated in 1993) which is no longer in effect; it being understood and agreed by the parties hereto that the Buyer shall not be continuing any currently existing
Benefit Plans of the US Subsidiary subsequent to the Closing Date and will implement its own plans at such time.

          (g)with the exception of the Disclosed Environmental Liabilities (all of which are being assumed by the Buyer pursuant to Section 1.4(e) hereof) and liabilities described in Section 1.4(f) hereof (but only to the extent of the Net Basket Amount), all other liabilities, obligations and expenses of any kind or nature relating to Environmental Actions and Environmental Compliance Costs attributable to the ownership or operation of the US Toxicology Business or the Purchased Assets by the US Subsidiary or its predecessors or affiliates on or prior to the Closing Date or to events that have occurred, or conditions that existed, on or prior to the Closing Date, including, without limitation, the disposal or alleged disposal of Hazardous Substances at the Jones Industrial Services Landfill in New Jersey by the US Subsidiary prior to the Closing Date (the "JIS Landfill Matter");

          (h)all liabilities in respect of retrospective insurance premium adjustments for periods prior to the Closing Date;

          (i)all liabilities in respect of compensation due or termination payments payable (including any employment taxes, insurance expenses or the like) as a result of (A) the termination of employment prior to the Closing of any employee of the US Subsidiary, (B) the termination of employment after the Closing of any employee of the US Subsidiary (other than employees identified on Schedule 1.5(i) hereto), or (C) the rejection by any person identified on such
Schedule 1.5(i) of HLS's offer of employment as contemplated by Section 6.11(a) hereof;

          (j)all liabilities and obligations of the US Subsidiary due to any stockholder or affiliate of the US Subsidiary; and

          (k)all liabilities relating to the acquisition or operation by APBI Environmental Sciences Group Inc. and/or the subsequent sale by APBI Environmental Science Group Inc. of Paragon Global Services (formerly Landis International Inc.), its agrochemical development division.

          1.6  Certain Contracts. With respect to any Contracts which by their
               -----------------
terms are not assignable without the consent of a third party, the US Subsidiary and the Buyer shall mutually decide which of such contracts for business reasons it is appropriate to attempt to obtain such required consents. If such consents are not obtained prior to the Closing, such Contracts shall not be assigned to the Buyer but the US Subsidiary shall use reasonable efforts to assure the Buyer the full economic benefits of such Contracts and Buyer shall bear the obligations under and the liabilities in connection with such Contracts following the Closing Date. The US Subsidiary shall continue to use reasonable efforts to cause the assignment of such Contracts as soon as reasonably practicable after the Closing Date. The parties acknowledge that Seller shall not be obligated to seek consent to assign to Buyer any completed Contract being assumed pursuant to Section 1.4(b) and that the failure to obtain any such consent shall not affect or in any way diminish the Buyer's agreement to assume all liabilities with respect to such completed Contracts.

          1.7  Instruments of Conveyance and Assumption.  In order to effectuate
               ----------------------------------------
the sale, assignment, transfer and conveyance of the Purchased Assets contemplated by Section 1.2 hereof, the US Subsidiary shall execute and deliver at the Closing, dated the Closing Date, all such bills of sale and other documents or instruments of assignment, transfer or conveyance customary in transactions of this nature as the Buyer shall reasonably deem necessary or appropriate to vest in or confirm to HLS full and complete title to all of the Purchased Assets (subject to only Permitted Liens, including, without limitation, a Bill of Sale and Assignment in the form attached hereto as
Exhibit A (the "Bill of Sale").  In order to effectuate the assumption of the
                ------------
Assumed Liabilities contemplated by Section 1.4 hereof, HLS will execute and deliver at the Closing, dated the Closing Date, such instruments of assumption customary in transactions of this nature as the Seller shall reasonably deem necessary or appropriate including, without limitation, an Assumption of Liabilities in the form attached hereto as Exhibit B (the "Assumption of
                                                           -------------
Liabilities").
-----------

          2.Consideration; Allocation of Purchase Price.
            -------------------------------------------

5

          2.1Consideration.  The consideration payable by the Buyer to APBI and
             -------------
the US Subsidiary for the Purchased Assets and the Pharmaco Shares shall consist of the Closing Consideration (as defined in Section 2.2 hereof), subject to adjustment subsequent to the Closing Date pursuant to Section 2.3 hereof.

          2.2Closing Consideration.  The consideration delivered at the Closing
             ---------------------
(the "Closing Consideration") shall consist of (i) the allotment of the
      ---------------------
Consideration Shares in the manner set forth in Section 2.5 hereof; (ii) such sum, in U.S. dollars, which, when added to the cash proceeds of the Placing (as defined in Section 14.1) paid to the Seller in accordance with Section 2.5(b) hereof, equals $32,500,000; (iii) Pounds 3,773,585, in pounds sterling; (iv) the LCRC Shares; and (v) the assumption by the Buyer of the Assumed Liabilities. Subject to the terms and conditions of this Agreement, those portions of the Closing Consideration payable in cash shall be payable by wire transfer of immediately available funds on the Closing Date.

          2.3Post-Closing Adjustments.
             ------------------------

          2.3.1  UK Subsidiary Adjustment.
                 ------------------------

          (a)Within ten (10) days following the Closing Date, HIH shall prepare and deliver to APBI a statement (the "UK Subsidiary Book Cash Balance
                                      -------------------------------
Statement") setting forth:
---------

          (i)the amount of cash and cash equivalents evidenced by bank statements as of the opening of business on the Closing Date in all accounts (other than the Special Account (as defined in Section 6.22 hereof)) of the UK Subsidiary and all members of the UK Transfer Group (such accounts, other than the Special Account, being the "UK Subsidiary Bank Accounts"), and
                                ---------------------------

          (ii)a detailed listing with appropriate evidence of the amount of cash and cash equivalents transactions, including all charges, outstanding checks, cash receipts, debits and credits for the account, prior to the opening of business on the Closing Date, of the UK Subsidiary and all members of the UK Transfer Group, and

          (iii) the figure resulting from the netting of the amounts set forth in clauses (i) and (ii) above, which result is referred to as the "UK Subsidiary
                                                                   -------------
Book Cash Balance".  The UK Subsidiary Book Cash Balance as so calculated is the
-----------------
Book Cash Balance as of the opening of business on the Closing Date within the meaning of US GAAP.

          (b)APBI shall have 15 Business Days to review HIH's determination of the UK Subsidiary Book Cash Balance and during such period HIH shall make available for inspection by APBI all relevant accounting and financial records and such other relevant information as APBI may reasonably request. HIH's determination of the UK Subsidiary Book Cash Balance as of the opening of business on the Closing Date shall become final and binding upon the parties unless APBI gives written notice (an "APBI Notice of Disagreement") to HIH
                                      ---------------------------
within the fifteen Business Day period following receipt of the UK Subsidiary Book Cash Balance Statement, specifying in reasonable detail the nature of any disagreement and setting forth APBI's calculation of the UK Subsidiary Book Cash Balance as of the opening of business on the Closing Date. If an APBI Notice of Disagreement shall be delivered, the parties shall, during the ten days following such delivery, use their reasonable efforts to reach agreement as to the correct calculation of the UK Subsidiary Book Cash Balance as of the opening of business on the Closing Date. If, during such period, the parties are unable to reach such agreement, then not later than ten days after the end of such period, the parties shall engage the accounting firm of Arthur Andersen to calculate the UK Subsidiary Book Cash Balance as of the opening of business on the Closing Date and issue a certificate as to the same, and such certificate shall be final and binding on the parties hereto. The parties will share equally the costs and expenses of Arthur Andersen in connection with such engagement.

          (c)Not later than three Business Days following the date on which the amount of the UK Subsidiary Book Cash Balance as of the opening of business on the Closing Date becomes final and binding on the parties in accordance with
Section 2.3.1(b), HIH shall pay to APBI an amount equal to any UK Subsidiary Book Cash Balance, if such amount is positive, or APBI shall pay to HIH an amount equal to any UK Subsidiary Book Cash Balance, if such amount is negative. The amount paid by any party to another pursuant to this Subsection shall be accompanied by the payment of simple interest at an annual rate of 6% from the Closing Date to the date paid.

          2.3.2  LCRC Adjustment.
                 ---------------

6

          (a)Within ten (10) days following the Closing Date, APBI shall prepare and deliver to HIH a statement (the "LCRC Cash Book Balance Statement") setting
                                     --------------------------------
forth:

          (i)the amount of cash and cash equivalents evidenced by bank statements as of the opening of business on the Closing Date in all accounts maintained by LCRC (the "LCRC Bank Accounts"), and
                         ------------------

              (ii)a detailed listing with appropriate evidence of the amount of cash and cash equivalents transactions, including all charges, outstanding checks, cash receipts, debits and credits, for the account, prior to the opening of business on the Closing Date for the account of LCRC, and

             (iii) the figure resulting from the netting of the amounts set forth in clauses(i) and (ii) above, which result is referred to as the "LCRC
                                                                        ----
Book Cash Balance".  The LCRC Book Cash Balance as so calculated is the Book
-----------------
Cash Balance as of the opening of business on the Closing Date within the meaning of US GAAP.

          (b)HIH shall have 15 Business Days to review APBI's determination of the LCRC Book Cash Balance and during such period APBI shall make available for inspection by HIH all relevant accounting and financial records and such other relevant information as HIH may reasonably request. APBI's determination of the LCRC Book Cash Balance as of the opening of business on the Closing Date shall become final and binding upon the parties unless HIH gives written notice (an "HIH Notice of Disagreement") to APBI within the fifteen Business Day period
 --------------------------
following receipt of the Cash Balance Statement, specifying in reasonable detail the nature of any disagreement and setting forth HIH's calculation of the LCRC Book Cash Balance as of the opening of business on the Closing Date. If an HIH Notice of Disagreement shall be delivered, the parties shall, during the ten days following such delivery, use their reasonable efforts to reach agreement as to the correct calculation of the LCRC Book Cash Balance as of the opening of business on the Closing Date. If, during such period, the parties are unable to reach such agreement, then not later than ten days after the end of such period, the parties shall engage the accounting firm of Arthur Andersen to calculate the LCRC Book Cash Balance as of the opening of business on the Closing Date and issue a certificate as to the same, and such certificate shall be final and binding on the parties hereto. The parties will share equally the costs and expenses of Arthur Andersen in connection with such engagement.

          (c)Not later than three Business Days following the date on which the amount of the LCRC Book Cash Balance as of the opening of business on the Closing Date becomes final and binding on the parties in accordance with Section 2.3.2(b), APBI shall pay to HIH an amount equal to any LCRC Book Cash Balance, if such amount is positive, or HIH shall pay to APBI an amount equal to any LCRC Book Cash Balance, if such amount is negative. The amount paid by any party to another pursuant to this Subsection shall be accompanied by simple interest at an annual rate of 6% from the Closing Date to the date paid.

          2.4Allocation of Consideration.  The consideration paid pursuant to
             ---------------------------
this Agreement shall be allocated as follows:

          (a)the consideration payable to the US Subsidiary for the Purchased Assets shall be $7,500,000, together with the assumption of the Assumed Liabilities (allocated to: net current assets at book value; good will at $500,000; and the balance allocated firstly to machinery, plant and equipment, and lastly to property); and

          (b)the consideration for the Pharmaco Shares, subject to the adjustment contemplated by Section 2.3, shall be: (i) (A) the allotment of 9,855,000 Consideration Shares in accordance with Section 2.5(a) hereof; (B) the payment to APBI of such amount in US dollars, which, when added to the cash proceeds of the Placing (as defined in Section 14.1 hereof), shall be an amount equal to $25,000,000 (it being understood and agreed that if for any reason the Placing shall not be completed (other than due to APBI's failure to grant the power of attorney identified in Section 7.14 hereof), the Buyer shall be responsible for the payment to APBI of the entire amount specified above in cash); and (C) the payment to APBI of Pounds 3,773,585; and (ii) the transfer to APBI of the LCRC Shares (which the parties agree shall be valued at $4,500,000).

          2.5 Placing of Consideration Shares.
              -------------------------------

          (a)The consideration for the purchase of the Pharmaco Shares shall include the allotment at the direction of APBI to, or to persons nominated by, Kleinwort Benson Limited ("KBL"), as agent for APBI, of 9,855,000 Consideration Shares credited as fully paid.

          (b)HIH shall arrange for the Placing to take place in accordance with and subject to the terms of the Placing Agreement (as defined in Section 14.1 hereof) and APBI shall direct the allotment of the Consideration

7

Shares to, or to persons (excluding the Seller) nominated by, KBL pursuant to the Placing. HIH shall procure that the net amount realized in respect of the allotment of the Consideration Shares as aforesaid shall (after being exchanged into US dollars) be paid by KBL to APBI in accordance with Section
2.4 hereof.

          (c)HIH shall procure that application is made to the London Stock Exchange (as defined in Section 14.1 hereof) for admission of the Consideration Shares to the Official List and for such admission to become effective on or about 2:00 p.m. London, England time on the Closing Date by the making of an appropriate announcement under Rule 7.1 of the Listing Rules of the London Stock Exchange.

          (d)The Consideration Shares to be allotted shall upon issuance rank pari passu with the issued ordinary shares of five pence each of HIH as at that
---- -----
time.

          3.Closing; Closing Date.  The sale and purchase of the Pharmaco Shares
            ---------------------
shall take place at the offices of Simmons & Simmons, London, England on or about 1:59 p.m. London time on November 21, 1995 and simultaneously therewith the sale and purchase of the Purchased Assets (and the assumption of the Assumed Liabilities) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, on or about 8:59 a.m. New York time on
November 21, 1995 (or, in each such case, such later time, date or other places as the parties may agree) provided that all of the conditions to such sales and purchases set forth in this Section 3 and in Sections 7 and 8 have been satisfied or waived by the party entitled to waive the same, it being understood that the sale and purchase of the Pharmaco Shares and the sale and purchase of the Purchased Assets shall occur simultaneously with each other, the closing of such sales and purchases is referred to as the "Closing". The time and date upon which the Closing occurs is referred to herein as the "Closing Date."
                                                            ------------

          3.1  Delivery of Seller Documents.  At the Closing, there shall be
               ----------------------------
delivered into escrow the documents specified in Section 7 hereof which shall be held to the order of the Buyer pending payment to the Seller of the Closing Consideration in accordance with Section 2.2.

          3.2  Delivery of Buyer Documents.  At the Closing, there shall be
               ---------------------------
delivered into escrow the documents specified in Section 8 hereof which shall be held to the order of the Seller pending payment to the Seller of the Closing Consideration in accordance with Section 2.2.

          3.3  Release of Documents.  Immediately upon payment of the Closing
               --------------------
Consideration (including the transfer of the LCRC Shares) in accordance with
Section 2 hereof all documents held to the order of the Buyer and the Seller under Sections 3.1 and 3.2 hereof, respectively, shall be released to the party entitled thereto and the Closing shall become effective and such documents shall take effect forthwith.

          3.4  Simultaneous Occurrence.  The Seller and the Buyer shall not be
               -----------------------
obligated to consummate the Closing contemplated under this Agreement unless the other party hereto has fully complied with all its obligations under this
Section 3 such that all the matters to be dealt with at the Closing will occur simultaneously.

          3.5  UK Subsidiary Board Action.  APBI shall ensure that at or prior
               --------------------------
to the Closing, the UK Subsidiary's directors hold a meeting of the board of directors of the UK Subsidiary at which the directors:

          (a)vote in favor of the registration of HIH or its nominee(s) as member(s) of the UK Subsidiary in respect of the Pharmaco Shares (subject to the production of properly stamped transfers);

          (b)change the UK Subsidiary's registered office to a place nominated by HIH;

          (c)take necessary action to change the UK Subsidiary's corporate name forthwith to Closing to "Huntingdon Life Sciences Limited;"

          (d)appoint persons nominated by HIH as directors, secretary and auditors of the UK Subsidiary with effect from the resolution becoming effective; and

          (e)with effect from the resolution becoming effective, authorize the secretary to notify the relevant bank(s) of the specimen signatures of the new officers of the UK Subsidiary in place of the existing signatories in connection with each existing mandate given by the UK Subsidiary for the operation of its bank accounts.

          3.6  LCRC Board Action.  HIH shall ensure that at the Closing, LCRC's
               -----------------
directors hold a meeting of the board of directors of LCRC at which the directors:

8

          (a)vote in favor of the registration of APBI or its nominee(s) as member(s) of LCRC in respect of the LCRC Shares (subject to the production of properly stamped transfers);

          (b)change LCRC's registered office to a place nominated by APBI;

          (c)change LCRC's accounting reference date to a date nominated by APBI;

          (d)appoint persons nominated by APBI as directors, secretary and auditors of LCRC with effect from the resolution becoming effective; and

          (e)with effect from the resolution becoming effective, authorize the secretary to notify the relevant bank(s) of the specimen signatures of the new officers of LCRC in place of the existing signatories in connection with each existing mandate given by LCRC for the operation of its bank accounts.

          3.7  Condition to Effectiveness of Resolutions.  The resolutions of
               -----------------------------------------
the board of directors of the UK Subsidiary and LCRC referred to above shall be passed subject to payment of the Closing Consideration (including the transfer of the LCRC Shares) in accordance with Section 2 hereof.

          4.Representations and Warranties of APBI and the US Subsidiary.  Each
            ------------------------------------------------------------
of APBI and the US Subsidiary, jointly and severally, represents and warrants to the Buyer as follows:

          4.1  Due Incorporation and Qualification.  APBI is a corporation duly
               -----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The US Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of APBI and the US Subsidiary has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business, including, in the case of the US Subsidiary, without limitation, the US Toxicology Business, as now conducted.

          The US Subsidiary is qualified or otherwise authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the US Toxicology Business, or the location of the properties of the US Toxicology Business, requires such qualification, which jurisdictions are identified on Schedule 4.1 hereto, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on the US Subsidiary. The US Subsidiary does not own or lease property relating to the US Toxicology Business in any jurisdiction other than New Jersey.

          The UK Subsidiary is duly incorporated and registered as a private company with limited liability under the laws of England and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to conduct its business, including, without limitation, the UK Toxicology Business as now conducted. The UK Subsidiary has obtained all material licenses, permissions, consents and other approvals required for or in connection with the conduct of the UK Toxicology Business in the places and the manner in which such business is now conducted. Such licenses, permissions, consents and approvals are in full force and effect.

          4.2  Subsidiaries and Investments.  Schedule 4.2 hereto sets forth the
               ----------------------------
name and jurisdiction of incorporation of each corporation or other entity in which the UK Subsidiary directly or indirectly owns or has the power to vote a majority of the shares of any capital stock or other majority ownership interest (each, a "Subsidiary of the UK Subsidiary"). Except for the Subsidiaries of the
          -------------------------------
UK Subsidiary, the UK Subsidiary does not directly or indirectly own any equity interest in any other person. Each of the Subsidiaries of the UK Subsidiary is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Except as set forth on Schedule 4.2, none of the Subsidiaries of the UK Subsidiary (other than Pharmaco UK Ltd) conducts any business, leases or owns any assets or properties, has any liabilities or is a party to any contract or other agreement.

          4.3  Authority to Execute and Perform Agreements.  Each of APBI and
               -------------------------------------------
the US Subsidiary has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which either of them is or will be a party, and to perform fully such party's obligations hereunder and thereunder, and this Agreement and each such other agreement and instrument, upon execution and delivery by either of them, will be duly executed and delivered by such party and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) will be valid and binding obligations of such party enforce able against such party in accordance with their respective terms except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally

9

and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

          4.4  Non-contravention.  Neither the execution and delivery of this
               -----------------
Agreement or any other agreement or instrument contemplated hereby, the consumma tion of the transactions contemplated hereby or thereby (the "Contemplated
                                                              ------------
Transactions") nor the performance of this Agreement or any other agreement or
------------
instrument contemplated hereby in accordance with their respective terms and conditions by either APBI or the US Subsidiary (a) (except as otherwise specified on Schedule 4.4 hereto or in the UK Disclosure Letter) requires the approval or consent of any governmental body or of any other person, (b) (except as otherwise specified on Schedule 4.4 hereto or in the UK Disclosure Letter) conflicts with or results in any breach or violation of, results in a material modification of the effect of, otherwise causes the termination of or gives any other contracting party the right to terminate, or constitutes (or with notice or lapse of time or both would constitute) a default under, any material agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement which is material, certificate or articles of incorporation, by-laws, articles of association, memorandum of association, judgment, decree, order, statute, rule, Permit (as defined in Section 3 of the Asset Representations and Warranties) or governmental regulation applicable to APBI or the UK Subsidiary, the Toxicology Business, any of the Purchased Assets or the Pharmaco Shares or
(c) results in the creation of any Lien on any of the Purchased Assets or the Pharmaco Shares.

          4.5  Financial Statements.
               --------------------

          4.5.1  The audited consolidated balance sheets of APBI as at
December 31, 1994 and December 31, 1993 and the related statements of income and retained earnings and cash flows for the years then ended, including the notes thereto, and the additional financial statements which are attached as Schedule 4.5.1, fairly present the financial position, results of operations and cash flows of APBI, the UK Subsidiary (including Transferred Subsidiaries and the Retained Subsidiaries) and the US Toxicology Business, as the case may be, at such dates and for the years then ended in accordance with US and/or (as the case may be) UK GAAP. The foregoing consolidated and consolidating financial statements as at December 31, 1994 are sometimes referred to herein as the "APBI
                                                                            ----
Financials," the "UK Subsidiary Financials" and the "US Toxicology Business
----------        ------------------------           ----------------------
Financials," as the case may be, and the consolidated and consolidating balance
----------
sheets as at December 31, 1994 are sometimes referred to herein as the "APBI
                                                                        ----
Balance Sheet," the "UK Subsidiary Balance Sheet" and the "US Toxicology
-------------        ---------------------------           -------------
Business Balance Sheet," as the case may be, and December 31, 1994 is sometimes
----------------------
referred to herein as the "APBI Balance Sheet Date."
                           -----------------------

          4.5.2 The preliminary unaudited consolidated balance sheets of APBI, the UK Subsidiary and the US Toxicology Business as at September 30, 1995 and the related preliminary unaudited consolidated APBI statements of income and retained earnings and cash flows and the preliminary income statements of the UK Subsidiary and the US Toxicology Business, in each case for the nine months then ended, copies of which have previously been delivered to HIH, fairly present the financial position, results of operations and cash flows of APBI, the financial position and results of operations of the UK Subsidiary (including the Transferred Subsidiaries and the Retained Subsidiaries) and the US Toxicology Business, as the case may be, at such date and for the nine months then ended in accordance with US and/or (as the case may be) UK GAAP, subject to normal year end adjustment, and have been prepared in a manner consistent with the preparation of the APBI Financials, the UK Subsidiary Financials and the US Toxicology Business Financials, as the case may be. The foregoing financial statements of APBI, the UK Subsidiary (including the Transferred Subsidiaries and the Retained Subsidiaries) and the US Toxicology Business as at
September 30, 1995 are sometimes referred to herein as the "APBI Interim
                                                            ------------
Financials," the "UK Subsidiary Interim Financials" and the "US Toxicology
----------        --------------------------------           -------------
Business Interim Financials," as the case may be, the balance sheets included
---------------------------
therein are sometimes referred to herein as the "APBI Interim Balance Sheet,"
                                                 --------------------------
the "UK Subsidiary Interim Balance Sheet" and the "US Toxicology Business
     -----------------------------------           ----------------------
Interim Balance Sheet," as the case may be, and September 30, 1995 is sometimes
---------------------
referred to herein as the "Interim Balance Sheet Date."  The parties acknowledge
                           --------------------------
that the accounting treatment for those items specifically set forth on
Schedule 4.5.2 shall not give rise to any claim for breach of this representation.

          4.5.3 The pro forma balance sheet and income statement for the UK Subsidiary, a copy of which has previously been delivered to HIH (the "Pro Forma
                                                                       ---------
UK Financials"), have been derived from the UK Subsidiary Financials, the UK
-------------
Subsidiary Financials having been, for this purpose, adjusted to reflect the

10

transfer in accordance with Schedule 6.14 from the UK Subsidiary (including the Transferred Subsidiaries) of those non-toxicology assets (including the Retained Subsidiaries) before the Closing Date which are not to be included in the sale hereunder. The Pro Forma UK Financials accurately present the assets and liabilities of the UK Subsidiary (including the Transferred Subsidiaries) as at the Interim Balance Sheet Date and the profits thereof for the period since the APBI Balance Sheet Date to the Interim Balance Sheet Date and apply policies of accounting which have been consistently applied in the audited balance sheet and profit and loss accounts of the UK Subsidiary (including the Transferred Subsidiaries) for the three financial years prior to the APBI Balance Sheet Date, all as adjusted as provided in the previous sentence.

          4.5.4 The pro forma balance sheet for the US Toxicology Business, a copy of which has previously been delivered to HIH (the "Pro Forma US Toxicology
                                                         -----------------------
Business Interim Balance Sheet") has been derived from the US Toxicology
------------------------------
Business Interim Balance Sheet, the US Toxicology Interim Balance Sheet having been, for this purpose, adjusted to eliminate cash, goodwill, accrued and deferred income taxes and intercompany balances.

          4.6  Asset Representations and Warranties.  Subject to matters
               ------------------------------------
disclosed in any of the schedules hereto, each of the Asset Representations and Warranties (set forth on Schedule A hereto) are true and correct.

          4.7  UK Subsidiary Representations and Warranties.  Subject to matters
               --------------------------------------------
fairly and specifically disclosed in the UK Disclosure Letter and related schedules, each of the UK Subsidiary Representations and Warranties (set forth on Schedule B hereto) are true and correct.

          4.8  HIH Shareholder Information Document.  All factual information
               ------------------------------------
relating to the Seller, the UK Transfer Group and/or the Toxicology Business contained in paragraphs 3.2, 4.2 and 6.2 of Part V of the HIH Shareholder Information Document (as defined in Section 6.12), is and will be true, complete and correct in all material respects and that it will promptly notify HIH if it learns of any omission from or inaccuracy in any such information; provided that with respect to such paragraph 6.2, such information or statement is qualified in its entirety by the information in the UK Subsidiary Interim Financials and the US Toxicology Business Interim Financials.

          4.9  Full Disclosure.  Subject to matters fairly and specifically
               ---------------
disclosed in the UK Disclosure Letter and the schedules thereto, to the best of APBI's knowledge and belief the representations and warranties of the Seller contained in this Agreement (including the Schedules and Exhibits hereto) do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein or therein not false or misleading.

          4.10Future Prospects.  Notwithstanding any other provision of this
              ----------------
Agreement to the contrary, no representation or warranty is being made by APBI, the US Subsidiary or any member of the Seller's Group as to the future operations or prospects of the Toxicology Business or any forecasted operating results.

          5.Representations and Warranties of the Buyer.  Each of HIH and HLS,
            -------------------------------------------
jointly and severally, represents and warrants to the Seller as follows:

          5.1  Due Incorporation and Qualification.  HIH is a company duly
               -----------------------------------
incorporated in and registered under the laws of England as a public company with limited liability. No order or resolution for the winding-up of HIH or interim or final administration order in relation to HIH has been issued. HLS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of HIH and HLS has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. The ordinary shares of HIH are listed on the London Stock Exchange. Subject to the approval of this Agreement and the Consummated Transactions by the Shareholders of HIH, the board of directors of HIH has the necessary authority, without the prior approval of any other party, to allot the Consideration Shares as contemplated hereby.

          LCRC is duly incorporated and registered under the laws of England as a private company with limited liability and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business, including, without limitation, the LCRC Business as now conducted. LCRC has obtained all material licenses, permissions, consents and other approvals required for or in connection with the carrying on of the LCRC Business in the places and the manner in which such business is now carried on. Such licenses, permissions, consents and approvals are in full force and effect.

11

          5.2  Subsidiaries and Investments.  LCRC does not directly or
               ----------------------------
indirectly own or have the power to vote any equity interest in any other person.

          5.3  Authority to Execute and Perform Agreements.  Each of HIH and HLS
               -------------------------------------------
has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every other agreement and instrument contemplated hereby to which either of them is or will be a party, and to perform fully such party's obligations hereunder and thereunder, and this Agreement and each such other agreement and instrument, upon execution and delivery by either of them, will be duly executed and delivered by such party and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) will be valid and binding obligations of such party enforceable against such party in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.4  Non-contravention.  Neither the execution and delivery of this
               -----------------
Agreement or any other agreement or instrument contemplated hereby, the consumma tion of the Contemplated Transactions nor the performance of this Agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions by either HIH or HLS (a) requires the approval or consent or any governmental body or of any other person or (b) conflicts with or results in any breach or violation of, results in a material modification of the effect of, otherwise causes the termination of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any material agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement which is material, certificate or articles of incorporation, by-laws, articles of association, memorandum of association, judgment, decree, order, statute, rule, Permit or governmental regulation applicable to HIH or HLS or LCRC or the LCRC Shares or (c) results in the creation of any Lien on any of the LCRC Shares.

          5.5  LCRC Representations and Warranties.  Subject to the matters
               -----------------------------------
fairly and specifically disclosed in the LCRC Disclosure Letter and related schedules, each of the LCRC Representations and Warranties (set forth on Schedule C hereto) are true and correct.

          5.6  Full Disclosure.  Subject to matters fairly and specifically
               ---------------
disclosed in the LCRC Disclosure Letter and the schedules thereto, to the best of HIH's knowledge and belief the representations and warranties of the Buyer contained in this Agreement (including the Schedules and Exhibits hereto) do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein or therein not false or misleading.

          5.7  Financial Statements.
               --------------------

          5.7.1 The audited consolidated balance sheets of HIH as at September 30, 1994 and September 30, 1993 and the related statements of income and retained earnings and cash flows for the years then ended, including the notes thereto, and the management accounts and consolidating balance sheets, and statements of income and retained earnings and cash flow of LCRC for such periods used in preparing such audited consolidated statements of HIH, copies of which are attached as Schedule 5.7.1, hereto, fairly present the financial position, results of operations and cash flows of HIH and LCRC, as the case may be, at such dates and for the years then ended in accordance with UK GAAP. The foregoing consolidated and consolidating financial statements of HIH and LCRC as at September 30, 1994 are sometimes referred to herein as the "HIH Financials"
                                                               --------------
and the "LCRC Financials," as the case may be, the consolidated and
         ---------------
consolidating balance sheets as at September 30, 1994 are sometimes referred to herein as the "HIH Balance Sheet" and the "LCRC Balance Sheet," as the case may
               -----------------           ------------------
be, and September 30, 1994 is sometimes referred to herein as the "HIH Balance
                                                                   -----------
Sheet Date."  The parties acknowledge that during the accounting month of July
----------
1995 prior period revenue recognition was revised downward for LCRC and that such revisions shall not give rise to any claim for breach of this representation.

          5.7.2 The unaudited balance sheets of HIH and LCRC as at September 30, 1995 and the related management accounts, statements of income and retained earnings and cash flows for the twelve months then ended, copies of which have previously been delivered to APBI, fairly present the financial position, results of operations and cash flows of HIH and LCRC as the case may be, at such date and for the twelve months then ended in accordance with UK GAAP, and have been prepared in a manner consistent with the preparation of

12

the HIH Financials and the LCRC Financials, as the case may be. The foregoing financial statements of HIH and LCRC as at September 30, 1995 are sometimes referred to herein as the "HIH Interim Financials" and the "LCRC Interim
                           ----------------------           ------------
Financials," as the case may be, the balance sheets included therein are
----------
sometimes referred to herein as the "HIH Interim Balance Sheet" and the
                                     -------------------------
"LCRC Interim Balance Sheet," as the case may be, and September 30, 1995 is
 --------------------------
sometimes referred to herein as the "HIH Interim Balance Sheet Date."
                                     ------------------------------

          5.8  Financing.  Concurrent with the execution of this Agreement, the
               ---------
Buyer has executed the Placing Agreement and the Facilities Agreement, copies of which have been delivered to APBI. The Buyer agrees that it will not terminate either the Placing Agreement or the Facilities Agreement if as a result of such termination the Buyer would be unable to close the Contemplated Transactions.

          5.9Future Prospects.  Notwithstanding any other provision of this
             ----------------
Agreement to the contrary, no representation or warranty is being made by the Buyer as to the future operations or prospects of the LCRC Business or any forecasted operating results.

          6.Covenants and Agreements.  The parties covenant and agree as
            ------------------------
follows:

          6.1  Conduct of Business.
               -------------------

          6.1.1 (a) From the date hereof through the Closing Date, APBI shall cause the US Toxicology Business to be conducted in the ordinary course of business and, without the prior written consent of the Buyer, neither APBI nor the US Subsidiary shall undertake any of the actions specified in Section 17 of the Asset Representations and Warranties.

          (b)Prior to the Closing Date, except as otherwise set forth on
Schedule 6.1.1(b) and as described on Schedule 6.14 hereof, APBI shall ensure that each member of the UK Transfer Group will unless otherwise agreed with HIH:
(i) operate its business in the ordinary course so as to maintain that business as a going concern; (ii) not create, allot, issue, acquire, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body; (iii) not acquire or dispose of, or agree to acquire or dispose of, any material asset or assume or incur, or agree to assume or incur, any liability or obligation (actual or contingent) except in the ordinary course of its business and except for the assignment of the Chelmsford Lease (as defined in Section 14.1 hereof) to Pharmaco UK Ltd.; (iv) incur, or agree to incur, a commitment or commitments involving any capital expenditures exceeding in total Pounds 50,000 in the aggregate (or its local equivalent at the time); (v) not declare, pay or make a dividend or distribution (other than cash dividends as provided in Section 6.21); (vi) not create, or agree to create, any additional Lien over an asset;
(vii) continue each insurance policy and not do or omit to do anything which would make a policy void or voidable; (viii) in relation to the UK Property (as defined in Section 14.1 hereof) not change its existing use; not take any action to terminate, or give a notice to terminate, a material lease, tenancy or license; and not agree to a new rent or fee payable under a material lease, tenancy or license; (ix) not enter into an onerous or unusual agreement, arrangement or obligation; (x) not amend or terminate a material agreement, arrangement or obligation to which it is a party; (xi) not enter into any lease agreements, finance or otherwise (xii) except as required by this Agreement, not amend the terms of or terminate the employment of a director or employee or agree to provide any of them (or their dependants) with any additional gratuitous payment or benefit or change the terms of any existing benefit or salary package or agree to take on any new employee of the UK Subsidiary at a basic salary in excess of Pounds 15,000 (or its local equivalent) or any new employee of the US Toxicology Business at an annual remuneration in excess of $25,000; (xiii) not amend the development loan and associated grant in connection with the Cramlington Facility that is being assumed by HIH or create or incur new or additional indebtedness for borrowed money; (xiv) except for those already existing, not give, or agree to give, a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to another person's obligation; (xv) except as contemplated by the Pharmaco Pensions Schedule, not amend or discontinue (wholly or partly), a pension scheme or give notice of any proposal to amend, discontinue (wholly or partly) or exercise a discretion in relation to a pension scheme; (xvi) not start litigation or arbitration proceedings except for collection proceedings in the ordinary course of business; (xvii) except in the ordinary course of its business, not compromise, settle, discharge or compound litigation or arbitration proceedings or a liability, claim, action or dispute or waive a right in relation to litigation or arbitration proceedings (excluding any intercompany balances and obligations); (xviii) conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction; (xix) not enter into an agreement, arrangement or obligation in which a member of the Seller's Group, a director (or former director) of a Seller's Group Company (as defined in Section 14.1 hereof) or a

13

person connected with any of them is interested; (xx) not make a claim under section 152 or 153 of the Taxation of Chargeable Gains Act 1992 which affects an asset owned by a member of the UK Transfer Group; (xxi) submit such forms and take such steps as are reasonably required by HIH so that Pharmaco UK
Ltd. and Clinical Technology Centre (International) Ltd. are removed from the UK Subsidiary's VAT group with effect from a date not earlier than the Closing Date; and (xxii) submit such forms and take such steps as are reasonably required by HIH so that the UK Subsidiary and the Transferred Subsidiaries are included in a VAT group registration comprising any member of the Buyer's Group or are individually registered for VAT purposes with effect from the Closing Date.

          6.1.2  Prior to the Closing Date, except as set forth on
Schedule 6.1.2, HIH shall ensure that LCRC will unless otherwise agreed with
APBI: (i) operate its business in the ordinary course so as to maintain that business as a going concern; (ii) not create, allot, issue, acquire, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body;
(iii) not acquire or dispose of, or agree to acquire or dispose of, any material asset or assume or incur, or agree to assume or incur, any liability or obligation (actual or contingent) except in the ordinary course of its business;
(iv) incur, or agree to incur, a commitment or commitments involving any capital expenditures exceeding Pounds 50,000 in the aggregate (or its local equivalent at the time); (v) not declare, pay or make a dividend or distribution (other than cash dividends); (vi) not create, or agree to create, any additional
Lien over an asset; (vii) continue each insurance policy and not do or omit to do anything which would make a policy void or voidable; (viii) in relation to the LCRC Property (as defined in Section 14.1 hereof) not change its existing use; not take any action to terminate, or give a notice to terminate, a material lease, tenancy or license; and not agree a new rent or fee payable under a material lease, tenancy or license; (ix) not enter into a onerous or unusual agreement, arrangement or obligation; (x) not amend or terminate a material agreement, arrangement or obligation to which it is a party; (xi) not enter into any lease agreements, finance or otherwise; (xii) not amend the terms of or terminate the employment of a director or employee or agree to provide any of them (or their dependants) with any additional gratuitous payment or benefit or change the terms of any existing benefit or salary package or agree to employ any person at an annual remuneration in excess of Pounds 15,000 (or its local equivalent); (xiii) not create or incur new or additional borrowings or indebtedness; (xiv) except for those already existing, not give, or agree to give, a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to another person's obligation; (xv) except as contemplated by the LCRC Pensions Schedule, not amend or discontinue (wholly or partly) a pension scheme or give notice of any proposal to amend, discontinue (wholly or partly) or exercise a discretion in relation to a pension scheme; (xvi) not start litigation or arbitration proceedings except for collection proceedings in the ordinary course of business; (xvii) except in the ordinary course of its business, not compromise, settle, discharge or compound litigation or arbitration proceedings or a liability, claim, action or dispute or waive a right in relation to litigation or arbitration proceedings (excluding any intercompany balances and obligations); (xviii) conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction; (xix) not enter into an agreement, arrangement or obligation in which a member of the Buyer's Group (as defined in Section 14.1 hereof), a director (or former director) of LCRC or a person connected with any of them is interested; (xx) not make a claim under section 152 or 153 of the Taxation of Chargeable Gains Act 1992 which affects an asset owned by LCRC; and (xxi) submit such forms/take such steps as are reasonably required by APBI so that LCRC is removed from HIH's VAT group registration with effect from a date not earlier than the Closing Date; and
(xxii) submit such forms/take such steps as are reasonably required by APBI so that LCRC is included in a VAT group registration comprising any member of the Seller's Group or is individually registered for VAT purposes with effect from the Closing Date.

          6.2  Insurance.
               ---------

          6.2.1 From the date hereof through (but, except as set forth in Section 9.9 hereof, not after) the Closing Date, APBI shall cause to be maintained in force (including necessary renewals thereof) the insurance policies relating to the Toxicology Business or any of the Purchased Assets (which insurance policies are listed on Schedule A.15 or in the UK Disclosure Letter), except to the extent that they may be replaced with policies appropriate to insure the assets, properties and business of the Toxicology Business or any of the Purchased Assets to the same extent as currently insured.

          6.2.2 From the date hereof through (but not after) the Closing Date, HIH shall cause to be maintained in force (including necessary renewals thereof) the insurance policies relating to the LCRC Business (including for the avoidance of doubt the LCRC Property) (which insurance policies are listed in the LCRC Disclosure

14

Letter), except to the extent that they may be replaced with policies appropriate to insure the assets, properties and business of the LCRC Business to the same extent as currently insured.

          6.3  Preservation of Business.
               ------------------------

          6.3.1 From the date hereof through the Closing Date, the Seller shall preserve the business organization of the Toxicology Business and the UK Transfer Group intact consistent with the transactions contemplated by
Section 6.14 hereof, use its reasonable efforts to keep available the services of the persons employed in connection with the Toxicology Business and the UK Transfer Group and the present consultants and agents of the Toxicology Business and the UK Transfer Group, use reasonable efforts to maintain the present suppliers and customers of the Toxicology Business and the UK Transfer Group (acknowledging that certain suppliers and customers may not be retained for commercial reasons in the ordinary course of business and as a result of the Contemplated Transactions) and use its reasonable efforts to preserve the goodwill of the Toxicology Business and the UK Transfer Group.

          6.3.2 From the date hereof through the Closing Date, HIH shall preserve the business organization of the LCRC Business intact, use reasonable efforts to keep available the services of the persons employed by HIH in connection with the LCRC Business and the present consultants and agents of the LCRC Business, use reasonable efforts to maintain the present suppliers and customers of the LCRC Business (acknowledging that certain suppliers and customers may not be retained for commercial reasons in the ordinary course of business and as a result of the Contemplated Transactions) and use reasonable efforts to preserve the goodwill of the LCRC Business.

          6.4  Litigation.
               ----------

          6.4.1 From the date hereof through the Closing Date, APBI shall promptly notify the Buyer of any investigations of which APBI has knowledge or any lawsuit, claim or proceeding that after the date hereof is commenced or, to the knowledge of APBI, threatened against APBI or against any officer, director, employee, consultant, agent, stockholder or other representative of APBI arising out of or relating to the affairs or conduct of the Toxicology Business, the UK Transfer Group or relating to any of the Purchased Assets or the transactions contemplated herein.

          6.4.2 From the date hereof through the Closing Date, HIH shall promptly notify the Seller of any investigations of which HIH has knowledge or any lawsuit, claim or proceeding that after the date hereof is commenced or, to the knowledge of HIH, threatened against HIH or against any officer, director, employee, consultant, agent, stockholder or other representative of HIH arising out of or relating to the affairs or conduct of the LCRC Business or the transactions contemplated herein.

          6.5  Continued Effectiveness of Representations and Warranties of the
               ----------------------------------------------------------------
Seller and the Buyer.
--------------------

          6.5.1 From the date hereof through the Closing Date, neither APBI nor the UK Subsidiary shall take any action that would result (or omit to take any action if such omission would result) in nonsatisfaction of the condition set forth in Section 7.1 and APBI shall promptly give notice to the Buyer of any event, condition or circumstance occurring of which it has knowledge from the date hereof through the Closing Date that would cause such condition not to be satisfied.

          6.5.2 From the date hereof through the Closing Date, neither HIH, HLS nor LCRC shall take any action that would result (or omit to take any action if such omission would result) in nonsatisfaction of the condition set forth in Sec tion 8.1 and the Buyer shall promptly give notice to the Seller of any event, condition or circumstance occurring of which it has knowledge from the date hereof through the Closing Date that would cause such condition not to be satisfied.
          6.6  Corporate Examinations and Investigations; Confidentiality.
               ----------------------------------------------------------

          6.6.1 From the date hereof through the Closing Date, the Buyer shall be entitled, through its employees and representatives, including, without limitation, Paul, Weiss, Rifkind, Wharton & Garrison and Arthur Andersen L.L.P., to consult with the staff and other employees of the Toxicology Business and make such additional inquiries regarding the business and operations of the Toxicology Business and any of the Purchased Assets (and of the Seller, the UK Subsidiary and their affiliates insofar as they relate to the operations and financial condition of the Toxicology Business or any of the Purchased Assets) and such review of the books and records of the Toxicology Business (and of the Seller, the UK Subsidiary and their affiliates insofar as they relate to the operations and financial condition of the Toxicology Business) as the Buyer and

15

APBI jointly reasonably deem necessary to promote the integration of the business. Any such consultation, inquiry and review shall be conducted at reasonable times and under reasonable circumstances and APBI and the UK Subsidiary shall cooperate fully therein.

          6.6.2 From the date hereof through the Closing Date, the Seller shall be entitled, through its employees and representatives, including, without limitation, Shaw, Pittman, Potts & Trowbridge and Seller's accountants, to consult with the staff and other employees of the LCRC Business and make such additional inquiries regarding the business and operations of the LCRC Business (and of the LCRC Shareholder and its affiliates insofar as they relate to the operations and financial condition of the LCRC Business) and such review of the books and records of LCRC Business (and of HIH and its affiliates insofar as they relate to the operations and financial condition of the LCRC Business) as HIH and APBI jointly deem necessary to promote the integration of the business. Any such consultation, inquiry and review shall be conducted at reasonable times and under reasonable circumstances and HIH and LCRC shall cooperate fully therein.
          6.7  Other Transactions.
               ------------------

          6.7.1 Prior to the Closing Date, neither the Seller, any of its direct or indirect parents or affiliates nor any of their respective representatives shall, directly or indirectly, solicit any offers with respect to or, unless legally obligated to so, respond favorably to any solicitation or otherwise enter into negotiations or reach any agreement with any person other than the Buyer with respect to any sale of all or any material part of the UK Transfer Group or the Toxicology Business or any of the Purchased Assets.

          6.7.2 Prior to the Closing Date, neither HIH, any of its direct or indirect affiliates nor any of their respective representatives shall, directly or indirectly, solicit any offers with respect to or, unless legally obligated to so, respond favorably to any solicitation or otherwise enter into negotiations or reach any agreement with any person other than the Seller with respect to any sale of all or any material part of the LCRC Business or the assets related thereto.

          6.8  Third Party Consents; Certain Modifications.
               -------------------------------------------

          6.8.1 Prior to the Closing Date, APBI, the US Subsidiary and the Buyer shall each (and APBI shall cause the UK Subsidiary to) cooperate and use reasonable efforts to obtain all consents, material Permits and approvals from parties to any material contracts or other agreements with the US Subsidiary or any member of the UK Transfer Group that relate to the Toxicology Business or any of the Purchased Assets, and from governmental and regulatory authorities, that may be required in connection with the performance by APBI and the US Subsidiary of their respective obligations under this Agreement, the continuance of such contracts or other agreements after the Closing Date, the assignment of such contracts or other agreements to the Buyer (including, without limitation, the agency agreement between APBI and Chugai Boyeki Co., Limited, insofar as it relates to the Toxicology Business (the "Chugai Agency
                                                       -------------
Agreement")).
---------

          6.8.2 Prior to the Closing Date, HIH and the Seller shall each (and HIH shall cause LCRC to) cooperate and use reasonable efforts to obtain all consents, material Permits and approvals from parties to any material contracts or other agreements with HIH or LCRC that relate to the LCRC Business, and from governmental and regulatory authorities, that may be required in connection with the performance by HIH and LCRC of their respective obligations under this Agreement, the continuance of such contracts or other agreements after the Closing Date, and the continued validity and effectiveness of all material Permits after the Closing Date.

          6.9  [Intentionally Omitted]

          6.10  Name Use.
                --------

          (a) After the Closing Date, APBI and its affiliates shall retain all rights to, and Buyer agrees that it and no member of the UK Transfer Group shall have any right to, the name "Pharmaco" and any derivative thereof or similar name thereto. The Buyer agrees that APBI and its affiliates may use the name "Pharmaco LSR" in the conduct of its business, for the period of six months following the Closing Date after which it will cease using the name LSR either alone or in conjunction with the Pharmaco name. APBI and its affiliates shall also retain all rights under any trademark or service mark registrations or applications with respect to the name or mark "Pharmaco LSR"; provided, that such registrations shall only be used to protect APBI's or its affiliate's use of the name Pharmaco and derivatives thereof. Promptly following the Closing, Buyer shall cause the UK Subsidiary to change its name to a name that does not include "Pharmaco" or any name that is otherwise confusingly similar.

          (b) Each of APBI and the US Subsidiary hereby agree that the Buyer, directly or through its affiliates or subsidiaries, shall be entitled to whatever rights either of them or their affiliates may have in or to the names "LSR," "Life Science Research" and "Biodynamics" and any derivatives thereof (excluding "Pharmaco LSR").

          6.11  Employment Status of US Employees.
                ---------------------------------

          (a) At the Closing, HLS shall offer employment to the then current employees of the US Toxicology Business listed on Schedule 1.5(i) (which shall be amended from time to time prior to the Closing Date to add any US Toxicology Business employee hired subsequent to the date of this Agreement and prior to the Closing, unless where the hiring of such person was in breach of Section
6.1.1 hereof, and to remove any person named thereon whose employment is terminated (whether voluntarily or involuntarily) prior to the Closing) hereof at comparable salaries and with reasonably comparable benefits to those they are currently receiving from the US Subsidiary; provided, however, that nothing set
                                            --------  -------
forth herein shall be construed to require HLS to (i) continue any such employee in the employ of HLS for any particular service or term of service or (ii) create or maintain any particular employee benefit plan, agreement, arrangement or commitment.

          (b) Prior to the execution of this Agreement by the parties hereto, HLS has entered into a letter agreement with Geoffrey K. Hogan ("Hogan"), a copy
                                                                 -----
of which has been delivered to APBI, pursuant to which effective as of the Closing Date (i) Hogan has accepted HLS' offer of employment and (ii) Hogan agrees to terminate his existing Employment Agreement, dated as of January 6, 1995, with the US Subsidiary. HIH agrees that it will not amend or modify such letter agreement in any manner which will nullify the termination of Hogan's existing Employment Agreement or otherwise release Hogan from his agreement to terminate his existing Employment Agreement.

          6.12  HIH Shareholder Approval.  HIH has informed APBI that HIH's
                ------------------------
ability to consummate the transactions contemplated by this Agreement are contingent upon approval thereof by HIH's shareholders (the "HIH Shareholders").
                                                             ----------------
HIH hereby agrees with APBI that HIH will use its best efforts to convene or cause to be convened a meeting of HIH Shareholders (such meeting being an "HIH
                                                                           ---
Shareholders Meeting") as soon as may be reasonably practicable and in any event
--------------------
within 25 days from the date hereof for the purpose of
considering the transactions contemplated by this Agreement and in connection therewith HIH will use its best efforts to send to or cause to be sent to the HIH Shareholders entitled to vote at any such HIH Shareholders Meeting (and any other Person entitled to notice or receipt thereof) the information circular required by the London Stock Exchange to be sent to such persons in connection therewith (any such information being referred to herein as an "HIH Shareholder
                                                                ---------------
Information Document").  The Shareholder Information Document shall include the
--------------------
unanimous recommendation of the HIH Board of Directors that the HIH Shareholders approve the transactions contemplated herein. Seller shall provide to HIH for use in any HIH Shareholder Information Document such information and documentation concerning the Seller, the UK Transfer Group, the US Subsidiary, and the Toxicology Business as HIH may reasonable request or require for use therein and shall provide such additional assistance at HIH's cost, as HIH may reasonably request in connection with the preparation and presentation of the HIH Shareholder Information Document.

          6.13  Software Licenses.  (a)  Prior to the Closing, APBI shall cause
                -----------------
the US Subsidiary or the UK Subsidiary, as the case may be, to use reasonable efforts to procure those software licenses listed on Schedule 6.13(a) (in such a form as to be transferrable) in favor of the Buyer or a member of the UK Transfer Group at the Closing. Any costs and expenses incurred in connection with such license (and or payable in respect of any unauthorized use of such software prior to the Closing) shall be paid by the Seller.

          (b) Prior to the Closing, HIH shall cause LCRC to use reasonable efforts to procure those software licenses listed on Schedule 6.13(b) (in such form as to be transferrable) in favor of LCRC at the Closing. Any costs and expenses incurred in connection with such license (and/or payable in respect of any unauthorized use of such software prior to the Closing) shall be paid by HIH.
          6.14  Removal of Non-Toxicology Business Related Assets and
                -----------------------------------------------------
Liabilities from UK Subsidiary.  Prior to the Closing, Seller shall complete all
------------------------------
actions set forth on Schedule 6.14 hereto relating to the removal from the UK Subsidiary of all non-Toxicology Business related assets and liabilities (including the Retained Subsidiaries). The Seller agrees that prior to January 31, 1996, it will remove all archive material relating to the clinical business formerly carried on by members of the UK Transfer Group from the premises of the UK Transfer Group (or stored elsewhere by any member of the UK Transfer Group) and that such material is and shall be the sole responsibility of the Seller. The Seller agrees that it will indemnify the UK Transfer Group and the Buyer in respect of any claims, costs, actions, liabilities and demands in relation to such material.

          6.15  No Directed Selling Efforts.  APBI represents and agrees that
                ---------------------------
neither APBI, nor any of its affiliates, nor any person acting on behalf of APBI or any of its affiliates has engaged or will engage in any directed selling efforts (as defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act")) with respect to the Consideration Shares, and APBI, its affiliates and persons acting on behalf of any of them have complied and will comply with the offering requirements of Regulation S under the Securities Act.

          6.16  Payment of Intercompany Accounts.  Prior to the Closing, HIH
                --------------------------------
shall cause all amounts owed by LCRC to HIH and its affiliates and all amounts owed by HIH and its affiliates to LCRC to be paid in full, with all accrued interest as set forth on Schedule 6.1.2 hereof.

          6.17  Release of Guarantees.  Prior to the Closing, HIH shall cause
                ---------------------
LCRC to be paid in full any existing indebtedness for borrowed money and to be released from any guarantees granted by LCRC in favor of HIH, any subsidiary or affiliate of HIH or any other person and LCRC shall cause HIH or any subsidiary or affiliate of HIH to be released from any guarantees granted by HIH in favor of LCRC.

          6.18  JIS Landfill Matter.  Notwithstanding anything herein to the
                -------------------
contrary, the US Subsidiary shall retain all documents and records which solely relate to the JIS Landfill Matter (the "JIS Landfill Documents"). The US Subsidiary shall provide complete copies of the JIS Landfill Documents to the Buyer. The Buyer shall cooperate in all reasonable respects with the US Subsidiary's defense of the JIS Landfill Matter. The US Subsidiary shall promptly inform the Buyer of all material developments in the JIS Landfill Matter and shall promptly provide complete copies of all additional JIS Landfill Documents generated after the Closing Date.

          6.19  Pensions.  Buyer and Seller shall comply with their respective
                --------
obligations and undertakings contained in each of the Pharmaco Pensions Schedule and the LCRC Pensions Schedule.

          6.20  Termination of Toxicology Business Liability in Respect of
                ----------------------------------------------------------
CoreStates Debt.  Prior to Closing, APBI will cause CoreStates Bank N.A., as
---------------
agent (the "Agent"), to deliver into the escrow referred to in Section 3 a
            -----
partial pay-off letter (the "CoreStates Pay-Off Letter") and such termination
                             -------------------------
and other releases relating to the Seller Group's bank facility (the "CoreStates
                                                                      ----------
Facility") so that at the Closing upon payment of the Closing Consideration,
--------
APBI may deliver the Pharmaco Shares to HIH and the US Subsidiary may deliver the Purchased Assets to HLS, in each case, free and clear of all Liens (other than Permitted Liens), so that the assets of the UK Transfer Group shall be free and clear of all Liens (other than Permitted Liens), and so that the Toxicology Business shall have no liability in respect of obligations under the CoreStates Facility.

          6.21 Determination of Dividend.
               -------------------------

          (a)Prior to the Closing Date, APBI shall prepare and deliver to HIH a certificate of APBI's Chief Financial Officer (the "Estimate Certificate")
                                                    --------------------
setting forth the amount of the dividend to be paid pursuant to Subsection (b) hereof, which certificate shall contain the following information:

                    (i) as of the close of business on the day preceding the date of such Estimate Certificate, copies of bank statements for all UK Subsidiary Bank Accounts (other than the account maintained by Life Sciences Research (Japan) Inc.), and

                    (ii) a detailed estimate of all cash and cash equivalent transactions that are expected to affect the UK Subsidiary Bank Accounts (other than the account maintained by Life Sciences (Japan) Inc.) either as charges, debits or credits, and

                    (iii) resulting from the netting of clauses (i) and (ii) above, an estimate of the amount of the book cash balance at the close of business on the day preceding the Closing Date, and

          (b) Prior to the Closing Date, APBI shall cause the UK Subsidiary to declare and pay a cash dividend to APBI in an amount equal to the amount calculated in 6.21(a)(iii) above (adjusted to reflect any unforseen changes in available cash since the date of the Estimate Certificate) less the sterling equivalent of $100,000. The sterling equivalent is to be $100,000 converted to sterling using the Barclays Bank plc exchange rate for buying US dollars at noon London, England time of the day preceding the Closing Date.

          (c) Prior to January 7, 1996, HIH shall procure that there is supplied to APBI a draft of the Company's form CT61 for the period ended December 31, 1995 which shall include a return of any dividend paid in accordance with Section 6.21(b) of this Agreement. Subject to taking account of APBI's comments in relation thereto, HIH shall procure that such form is submitted to the Inland Revenue on or before January 14, 1996. The provisions of clause 4 of the UK Subsidiary Tax Deed shall apply in relation to the advance corporation tax payable in connection with such dividend.

          6.22  Establishment of Special Account.  Prior to the Closing Date,
                --------------------------------
APBI shall cause the UK Subsidiary to establish at National Westminster Bank plc a deposit account (the "Special Account"). APBI shall cause the amount on
                        ---------------
deposit in such Special Account at the opening of business on the Closing Date and thereafter at all times prior to the Closing to be not less than Pounds 3,930,818 sterling.

          6.23  Assignment of the Chelmsford Lease.
                ----------------------------------

          (a)ABPI shall procure that the UK Subsidiary and Pharmaco UK Limited shall use all reasonable endeavors to obtain Landlord's consent to the Assignment of the Chelmsford Lease and if such consent is obtained the UK Subsidiary and Pharmaco UK Ltd. shall enter and complete the Deed of Assignment (as defined in Schedule 6.23) at or before the Closing Date.

          (b)If at the Closing Date the Deed of Assignment has not been completed then the provisions of Schedule 6.23 shall apply and ABPI shall procure that the License (as defined in Schedule 6.23) is entered into between the UK Subsidiary and Pharmaco UK Limited.

          (c) APBI shall indemnify and hold harmless the Buyer, the UK Subsidiary and the other members of the UK Transfer Group from any and all costs, expenses and liabilities relating to the Chelmsford Lease.

          7.Conditions Precedent to the Obligations of the Buyer.  The
            ----------------------------------------------------
obligations of the Buyer to complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

          7.1  Representations and Covenants of the APBI and the US Subsidiary.
               ---------------------------------------------------------------
The representations and warranties of APBI and the US Subsidiary contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except where the failure of such representations and warranties to be true will not result in Losses in an aggregate amount in excess of $500,000. Each of APBI, the US Subsidiary and their affiliates shall have performed and complied in all material respects with all covenants or agreements required by this Agreement to be performed or complied with by each of APBI, the US Subsidiary and their affiliates on or prior to the Closing Date.

          7.2  Governmental Permits and Approvals.  All Permits and approvals
               ----------------------------------
from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

          7.3  Third Party Consents.  All consents and approvals from parties to
               --------------------
the contracts, leases or other agreements relating to the purchase of the Toxicology Business listed on Schedule 7.3 shall have been obtained and no material modification to any such contract or agreement shall have been made in connection with the obtaining of such consents.

          7.4  No Material Adverse Change.  Since the Interim Balance Sheet
               --------------------------
Date, there shall have been no material adverse change in the business, operations or financial condition of the Toxicology Business (taken as a whole), recognizing that the US Toxicology Business has continued to incur losses since that date and that it is anticipated that such losses will continue during the period prior to Closing.

          7.5  Litigation.  No action, suit or proceeding shall have been
               ----------
instituted or, to the knowledge of APBI, threatened by any governmental or regulatory body or any other person before any court or governmental or regulatory body to restrain, modify or prevent the carrying out of the Contemplated Transactions or that has had or is reasonably likely to have a material adverse effect on any of the business, operations or financial condition of the Toxicology Business (taken as a whole).

          7.6  Licenses.  Each of the US Subsidiary and the UK Subsidiary, as
               --------
the case may be, shall have obtained those software and other licenses used in the Toxicology Business set forth on Schedule 7.6 and shall have obtained such consents, authorizations or sublicenses as may be necessary to cause such licenses to be used by the Buyer's Group in the Toxicology Business without interruption or penalty from and after the Closing Date.

          7.7  Transfer of Certain Trade Names, Etc.  Each of the US Subsidiary
               ------------------------------------
or other member of the Seller's Group, as the case may be, shall have transferred or caused their affiliates to transfer to the Buyer whatever right, title and interest either of them or their affiliates may have in and to the names and marks "Biodynamics", "Life Science Research" and "LSR" and any derivatives or variance thereof including any registered trademarks in such names in any jurisdictions in which they are registered consistent with the limitations set forth in Section 6.10 hereof (and in particular excluding any transfer to Buyer of any rights to the name "Pharmaco LSR").

          7.8  Additional Closing Documents of the Seller.  APBI shall or shall
               ------------------------------------------
cause the relevant members of the Seller's Group to have executed and delivered to the Buyer the following documents, each dated the Closing Date:

          (a)a certificate, dated the Closing Date and signed by a senior executive officer authorized by the Board of Directors of each of APBI and the US Subsidiary stating that to the knowledge of such officer, (i) the representations and warranties of APBI and the US Subsidiary contained in the Agreement are true on and as of the Closing Date, except where the failure of such representations and warranties to be true will not result in Losses in an aggregate amount in excess of $500,000, (ii) APBI and its affiliates have performed and complied in all material respects with all covenants or agreements required by this Agreement and (iii) that the conditions set forth in Sections 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.9, 7.10 and 7.15 hereof have been satisfied.

          (b)the Bill of Sale and such other instruments of sale, transfer, conveyance, assignment or delivery covering the Purchased Assets or any part thereof as would be customary in transactions of this nature and as the Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Pharmaco Shares and the Purchased Assets (including the Permits);

          (c)any and all real property transfer tax returns and other similar filings required by law in connection with the transactions contemplated hereby and relating to the Owned Real Property, any part thereof or ownership interest therein, all duly and properly executed and acknowledged by the Seller, and any transfer taxes in connection therewith shall have been paid by the U.S. Subsidiary;

          (d)an affidavit of an officer of the US Subsidiary sworn to under penalty of perjury, setting forth the US Subsidiary's name, address and Federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of section 1445 of the Code; and

          (e)a certificate signed by the secretary or an assistant secretary of APBI and the US Subsidiary, certifying that full and complete copies of the following are attached thereto: (i) minutes of the board of directors of APBI and the US Subsidiary authorizing and approving this Agreement, any other agreement or instrument contemplated hereby and the Contemplated Transactions and (ii) copies of the certificates of incorporation and by-laws of APBI as in effect on the date thereof.

          7.9  Third Party Debt; Release of Liens.  The Seller shall have paid
               ----------------------------------
or discharged all indebtedness for borrowed money owed by the UK Transfer Group and shall have released all Liens (other than Permitted Liens) on the Purchased Assets, the Pharmaco Shares and the assets of the UK Transfer Group (except that with respect to the indebtedness of the UK Transfer Group under the CoreStates Facility, and Liens on the Purchased Assets, the Pharmaco Shares and the UK Transfer Group assets in favor of the lenders under the CoreStates Facility, the Seller shall have directed the Buyer to deliver to the Agent such portion of the Closing Consideration as may be equal to the amount set forth in the CoreStates Pay-off Letter whereupon the security interests granted for the benefit of the lendors and Agent under the CoreStates Facility shall be released), except for the development grant and associated loan to Seller in respect of the Cramlington Facility from Barclay's Bank plc in an amount not to exceed
Pounds 200,000.

          7.10  Accounting Records.  The Buyer shall have received a printed
                ------------------
copy of all Lawson financial accounting records of the UK Transfer Group and the US Toxicology Business through the Interim Balance Sheet Date.

          7.11  Tax Deeds.  APBI shall have entered into tax indemnities
                ---------
relating to taxes affecting the UK Transfer Group dated the Closing Date, substantially in form of Exhibit C hereto (the "UK Subsidiary Tax Deed"), and
                                                ----------------------
taxes affecting LCRC, substantially in the form of Exhibit D hereto (the "LCRC
                                                                          ----
Tax Deed").
--------

          7.12  Shareholder Approval.  The HIH Shareholders, at a general
                --------------------
meeting of HIH duly convened and held for such purpose, shall have approved of a resolution (substantially in the form of the draft of the resolution set forth in the notice of extraordinary general meeting attached to the draft of the HIH Shareholders Information Document delivered as the date hereof to the Seller) approving of the Contemplated Transactions.

          7.13  London Stock Exchange.  Either (a) the London Stock Exchange
                ---------------------
shall have granted permission for the admission of the Consideration Shares to the Official List (subject to allotment thereof) in accordance with the Listing Rules of the London Stock Exchange or (b) November 29, 1995 shall have passed.

          7.14  Power of Attorney.  APBI shall have executed and delivered a
                -----------------
Power of Attorney in favor of KBL in the form previously agreed to by APBI and KBL in connection with the Placing.

          7.15  Delivery of Good Title to the UK Property.  Evidence of good
                -----------------------------------------
title of the UK Subsidiary to the UK Property (by way of delivery of the original title deeds to the UK Property as referred to in Schedule 7(A) to the UK Disclosure Letter) shall have been delivered to the Buyer at the Seller's cost and notwithstanding the foregoing (i) the Buyer shall be entitled to require sworn statutory declarations (in form and content reasonably satisfactory to the Buyer and its mortgagees which at least provide evidence of 12 years ownership) in the agreed form annexed to the UK Disclosure Letter and the original defective title indemnity policy (issued by Norwich Union Insurance Company under policy number 50/CQ/22/9580CQ00739) (for the benefit of the UK Subsidiary, its successors and their respective mortgagees) as to the ownership and use of the parts of the site at Occold near Eye Suffolk, the subject of such existing policy, (ii) the Buyer shall be entitled to require a statutory declaration in form and content reasonably satisfactory to the Buyer as to the rights to use services such as water, drainage, gas and electricity at the UK Property and confirming the adequacy of such rights in the agreed form annexed to the UK Disclosure Letter, (iii) delivery of evidence reasonably satisfactory to the Buyer of the discharge and release of all charges over the UK Property in the manner referred to at Section 7.16)(i) below, and (iv) an original counterpart of the completed Deed of Assignment (as defined in Schedule 6.23 hereto) or in the event that such deed has not been completed on or before the actual Closing Date an executed License (as defined in Schedule 6.23 hereto) and an executed counterpart of the Deed of Assignment.

          7.16  Additional Closing Documents to be Delivered to Buyer.  The
                -----------------------------------------------------
following additional documents shall be executed and delivered to Buyer:

          (a)Executed transfer(s) in respect of the Pharmaco Shares in favor of the Buyer or its nominee(s) and the share certificate(s) for the Pharmaco Shares.

          (b) As evidence of the authority of each person executing any document on the Seller's behalf, a copy of the power of attorney conferring the authority or a copy, certified to be a true copy by a director or the secretary of the Seller, of a resolution of the Seller's board of directors (or an authorized committee of that board) conferring the authority.

          (c)If the Buyer requests, an executed power of attorney in favor of HIH or its nominee(s) generally in respect of the Pharmaco Shares and which enables HIH or its nominee(s) to attend and vote at general meetings of the UK Subsidiary.

          (d)The release of any charge and/or any waiver, consent or other document necessary to give the Buyer or its nominee(s) full legal and beneficial ownership of the Pharmaco Shares or the commitment to grant any such release or discharge upon payment of such outstanding indebtedness as contemplated by
Section 7.9 hereof.

          (e)The common seal (if any) of the UK Subsidiary and each register, minute book and other books required by statute to be kept by the UK Subsidiary made up to the Closing Date and each certificate of incorporation and certificate of incorporation on change of name for the UK Subsidiary.

          (f)A copy of a letter to the UK Subsidiary from its auditors resigning their office with effect from the Closing Date and containing the statement referred to in Section 394 of the UK Companies Act 1985, the original of the letter having been deposited at the registered office of the UK Subsidiary.

          (g) A letter executed as a deed in such form as may be reasonably required by the Buyer from each present director and secretary of each member of the UK Transfer Group in each case resigning their respective office (with effect from the end of the meeting held pursuant to Section 3.5 hereof) and acknowledging that the writer has no claim against the relevant member of the UK Transfer Group in his capacity as director for compensation for loss of office or otherwise (save in respect of any such director who is also an employee for compensation which he may be entitled as a contractual or statutory right).

          (h)A copy of each bank mandate of the UK Subsidiary and copies of statements of each bank account of the UK Subsidiary made up to a date not earlier than two business days before the Closing Date.

          (i)A letter from the relevant lender(s) and Forms 53 or vacating receipts, as appropriate, evidencing (1) either the release and discharge of each guarantee and charge of each member of the UK Transfer Group to such lender or the commitment to grant such release and discharge upon the receipt of payment of outstanding indebtedness as contemplated by Section 7.9 hereof and
(2) that any floating charge created in favor of such lender by that company has not crystallized and will not crystallize as a result of Closing, including, without limitation, the release and discharge (or the commitment to grant such release and discharge upon the receipt of payment of outstanding indebtedness as contemplated by Section 7.9 hereof) of the fixed and floating charge granted by the UK Subsidiary in favor of the lenders under the CoreStates Facility over the assets of the UK Subsidiary.

          8.  Conditions Precedent to the Obligations of the Seller.  The
              -----------------------------------------------------
obligations of each of APBI and the US Subsidiary to complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by either of them:

          8.1  Representations and Covenants of the Buyer.  The representations
               ------------------------------------------
and warranties of the Buyer contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except where the failure of such representations and warranties to be true will not result in Losses in an aggregate amount in excess of $250,000. The Buyer and its affiliates (including LCRC) shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date.

          8.2  Governmental Permits and Approvals.  All Permits and approvals
               ----------------------------------
from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

          8.3  Litigation.  No action, suit or proceeding shall have been
               ----------
instituted or, to HIH's knowledge, threatened by any governmental or regulatory body before any court or governmental or regulatory body to restrain, modify or prevent the carrying out of the Contemplated Transactions.

          8.4Third Party Consents.  All consents and approvals from parties to
             --------------------
the contracts, leases or other agreements relating to the purchase of the LCRC Shares listed on Schedule 8.4 shall have been obtained and no material modification to any such contract, agreement shall have been made in connection with the obtaining of such consents.

          8.5  No Material Adverse Change.  Since the Interim Balance Sheet
               --------------------------
Date, there shall have been no material adverse change in the business, operations or financial condition of the LCRC Business (taken as a whole), recognizing that during the accounting month of July 1995 the prior periods' revenue recognition was revised downward.

          8.6  Additional Closing Documents of the Buyer.  The Buyer shall have
               -----------------------------------------
executed and delivered to the Seller the following documents, each dated the Closing Date:

      (a)a certificate, dated the Closing Date and signed by a senior executive officer authorized by the Board of Directors of the Buyer, stating that to the knowledge of such officer, the representations and warranties of HIH and HLS contained in the Agreement are true on and as of the Closing Date, except where the failure of such representations and warranties to be true will not result in Losses in an aggregate amount in excess of $250,000, HIH and it affiliates have performed and complied in all material respects all covenants or agreements required by this Agreement and that all conditions to the Seller's obligations hereunder have been satisfied;

      (b)the Assumption of Liabilities; and

      (c)a certificate signed by the secretary or an assistant secretary of the Buyer, certifying that full and complete copies of the following are attached thereto: (i) minutes of the board of directors of the Buyer authorizing and approving this Agreement and the Contemplated Transactions and (ii) copies of the articles of incorporation and by-laws or the articles of association, as the case may be, of the Buyer as in effect on the date thereof.

      8.7  Tax Deed.  HIH shall have entered into the LCRC Tax Deed and the UK
           --------
Subsidiary Tax Deed.

      8.8Additional Closing Documents to be Delivered to APBI.  In addition to
         ----------------------------------------------------
the Closing Payment to be paid to APBI or the US Subsidiary at Closing pursuant to Section 2 hereof, the following additional documents shall be executed and delivered to APBI:

      (a)Executed transfer(s) in respect of the LCRC Shares in favor of APBI or its nominee(s) and the share certificate(s) for the LCRC Shares.

      (b)As evidence of the authority of each person executing any document on the Buyer's behalf, a copy of the power of attorney conferring the authority or a copy, certified to be a true copy by a director or the secretary of the Buyer, of a resolution of the Buyer's board of directors (or an authorized committee of that board) conferring the authority.

      (c)If APBI requests, an executed power of attorney in favor of APBI or its nominee(s) generally in respect of the LCRC Shares and which enables APBI or its nominee(s) to attend and vote at general meetings of LCRC.

      (d)The release of any charge and/or any waiver, consent or other document necessary to give APBI or its nominee(s) full legal and beneficial ownership of the LCRC Shares.

      (e)The common seal (if any) of LCRC and each register, minute book and other books required by statute to be kept by LCRC made up to the Closing Date and each certificate of incorporation and certificate of incorporation on change of name for LCRC.

      (f)A copy of a letter to LCRC from its auditors resigning their office with effect from the Closing Date and containing the statement referred to in
Section 394 of the UK Companies Act 1985, the original of the letter having been deposited at the registered office of LCRC.

      (g)A letter executed as a deed in such form as may be reasonably required by the Seller from each present director and secretary of LCRC in each case resigning their respective office (with effect from the end of the meeting held pursuant to Section 3.6) and acknowledging that the writer has no claim against LCRC for compensation for loss of office or otherwise (save in respect of such director who is also an employee for compensation which he may be entitled as a contractual or statutory right).

      (h)A copy of each bank mandate of LCRC and copies of statements of each bank account of LCRC made up to a date not earlier than two business days before the Closing Date.

      (i) The title deed and documents relating to the LCRC Property as listed in the Schedule to the LCRC Disclosure Letter.

      9.Post-Closing Covenants and Agreements.
        -------------------------------------

      9.1  Expenses of Sale.  Except to the extent otherwise expressly provided
           ----------------
in this Agreement, the parties to this Agreement shall bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the Contemplated Transactions, whether or not the Contemplated Transactions are consummated, including, without limitation, all fees, charges, disbursements and expenses of agents, representatives, counsel and accountants. The Buyer shall pay all stamp duty on the transfer of the Pharmaco Shares and the Seller shall pay all stamp duty on the transfer of the LCRC Shares.

      9.2Indemnification of Brokerage.  The Buyer, on the one hand, and APBI (on
         ----------------------------
behalf of the Seller), on the other hand, each agree to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of the Buyer or any of its affiliates, on the one hand, or by the Seller or any of its affiliates, on the other hand, in connection with any of the Contemplated Transactions and to bear the cost of legal expenses incurred in defending against any such claim.

      9.3  Allocations.  The parties agree to file all tax reports, returns and
           -----------
claims and other statements consistent with the allocation set forth in Section
2.5 hereof (and in particular to report the information required by sec tion 1060(b) of the Code) in a manner consistent with such allocation and shall not make any inconsistent written statement or take any inconsistent position on any returns, in any refund claim, during the course of any Internal Revenue Service or other tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise, so long as there exists a reasonable basis in law to maintain such position. Each party shall notify the other party if it receives notice that the Internal Revenue Service proposes any allocation different from that set forth in Section 2.5 hereof.

      9.4  Bulk Sales Laws.  The Buyer hereby waives compliance with the
           ---------------
provisions of any bulk transfer laws applicable to the transactions contemplated by this Agreement. The US Subsidiary agrees promptly and diligently to pay and discharge when due or to contest or litigate all claims of creditors that are asserted against the Buyer by reason of any non-compliance with such laws.

      9.5Collection of US Subsidiary Receivables.  The US Subsidiary agrees that
         ---------------------------------------
the Buyer shall have the right and authority to collect for its own account or the account of its affiliates all receivables of the US Subsidiary that are transferred and assigned to the Buyer as provided herein and the Buyer and its affiliates have the right to endorse with the name of the US Subsidiary any checks received on account of any such receivable. The US Subsidiary agrees that it will promptly transfer and deliver to the Buyer any cash or other property that the Seller may receive in respect of such receivables.

      9.6  Mail.  The Seller agrees that at any time and from time to time after
           ----
the Closing, the Buyer and the Buyer's affiliates shall have the right and authority to open all mail received by the US Toxicology Business and the UK Subsidiary, even if addressed to the Seller, for processing or forwarding to the Seller, as appropriate. The Buyer agrees that at any time and from time to time after the Closing, the Seller and the Seller's affiliates shall have the right and authority to open all mail received by LCRC, even if addressed to the Buyer, for processing or forwarding to the Buyer, as appropriate.

      9.7  Archival Material.  From and after the Closing Date, the archives of
           -----------------
the US Toxicology Business shall be transferred to the Buyer and retained by the Buyer (to the extent required by Good Laboratory Practice) at the facilities of the US Toxicology Business in New Jersey.

      9.8  Employment of UK Subsidiary Employees.
           -------------------------------------

      9.8.1  APBI agrees to cause the UK Subsidiary to take such actions so that effective as of and after the Closing Date there shall be no officers, employees or individuals engaged as consultants (other than Udo Blaschke) of the UK Transfer Group other than those persons who are named in Schedule D (the "Named Employees"). The manner in which the foregoing shall be complied with,
 ---------------
whether through the transfer or termination of certain employees (or some combination thereof) shall be entirely within the discretion of the Seller.

      9.8.2  Notwithstanding the other provisions of this Section 9.8 and
Section 12.1 below, APBI covenants with the Buyer that APBI will indemnify the Buyer and each company in the UK Transfer Group and hold the Buyer and each company in the UK Transfer Group harmless against all costs, claims, expenses and liabilities whatsoever arising in connection with any loss, cost or claim (including, without limitation, any claim for a redundancy payment, damages for breach of contract, compensation for unfair dismissal or compensation or damages arising out of or by virtue of the Equal Pay Act 1970 (as amended) or Part VII of the Sex Discrimination Act 1975 or Part VIII of the Race Relations Act 1976 or the Wages Act 1986 whether or not such claims arise by operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981) made by or on behalf of or incurred in respect of:

            (a) any person who is at the Closing Date or who has previously been an officer, employee or consultant of any member of the UK Transfer Group but who is not a Named Employee;

            (b) Dr. J. Tesh and William Wooding; and

            (c) any person who is a Named Employee but only in respect of causes of action relating (wholly or in part) to matters occurring prior to the Closing Date (provided that such indemnity shall pertain only to the part of such cause of action which arises prior to the Closing Date);

      and against all legal costs and expenses reasonably incurred by the Buyer or any company in the UK Transfer Group in settling, contesting or dealing with any such cause of action (other than the part of such cause of action which arises subsequent to the Closing Date); provided, however, that the foregoing
                                        --------  -------
shall not
apply to any cause of action arising out of or in connection with the provisions or former provisions of the Pension Scheme (as defined in the Pharmaco Pensions Schedule) applicable to all or any of the Named Employees and/or the terms of their employment or former employment prior to the Closing Date with any company in the UK Transfer Group relating to relevant benefits (within the meaning of the Income and Corporation Taxes Act 1988, section 612) and/or any transfer payment to the Transferee Scheme (as defined in the Pharmaco Pensions Schedule) from the Pension Scheme and/or the benefits granted under the Transferee Scheme in respect of any such transfer.

      9.9Insurance.  From and after the Closing Date and for so long as the
         ---------
Buyer shall request, the Seller shall use its best efforts to maintain in force (including any necessary renewals thereof) those insurance policies with respect to the Toxicology Business currently maintained by the Seller and identified on
Schedule 9.9 hereto which policies cover liabilities incurred prior to the Closing Date. The Buyer shall pay or cause to be paid (and Seller shall be under no obligation to advance payment for) the premiums for any such insurance policies requested to be maintained by the Buyer.

      9.10 Legacy Systems, Etc.  From and after the Closing, (i) APBI shall make
           -------------------
satisfactory arrangements to permit the Buyer to have access to APBI's legacy systems, including its accounting systems and other financial and tax books and records insofar as they apply to the Toxicology Business and the Purchased Assets, and (ii) HIH shall make satisfactory arrangements to permit the Seller to have access to LCRC's legacy systems, including its accounting systems and other financial and tax books and records insofar as they apply to the business of LCRC.

      9.11  Interim Accounting Records.  Five Business Days following the
            --------------------------
Closing, the Seller shall deliver to HIH a printed copy of all Lawson financial accounting records of the members of the UK Transfer Group and the US Toxicology Business for the period from the Interim Balance Sheet Date to the Closing Date.

      9.12  LCRC Employees.  Notwithstanding the other provisions of
            --------------
Section 12.2, HIH will indemnify APBI and LCRC and hold APBI and LCRC harmless against all costs, claims, expenses and liabilities whatsoever arising in connection with any loss, cost or claim (including, without limitation, any claim for a redundancy payment, damages for breach of contract, compensation for unfair dismissal or compensation or damages arising out of or by virtue of the Equal Pay Act 1970 (as amended) or Part VII of the Sex Discrimination Act 1975 or Part VIII of the Race Relations Act 1976 or the Wages Act 1986 whether or not such claims arise by operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981) made by or on behalf of or incurred in respect of:

            (i) any person who prior to the Closing was an officer, employee or consultant of LCRC but who is not an LCRC Employee (as defined in Section 14.1); and

            (ii) any LCRC Employee but only in respect of causes of action relating (wholly or in part) to matters occurring prior to the Closing Date. (provided that such indemnity shall pertain only to the part of such cause of action which arises prior to the Closing
      Date)

      and against all legal costs and expenses reasonably incurred by APBI or LCRC in settling, contesting or dealing with any such cause of action (other than the part of such cause of action which arises subsequent to the Closing
Date); provided, however, that the foregoing shall not apply to any cause of
       --------  -------
action arising out of or in connection with the provisions or former provisions of the Pension Scheme (as defined in the LCRC Pensions Schedule) applicable to all or any of the LCRC Employees and/or the terms of their employment or former employment prior to the Closing Date with LCRC relating to relevant benefits (within the meaning of the Income and Corporation Taxes Act 1988, section 612) and/or any transfer payment to the Transferee Scheme (as defined in the LCRC Pensions Schedule) from the Pension Scheme and/or the benefits granted under the Transferee Scheme in respect of any such transfer.

      9.13  Further Assurances.  At any time and from time to time after the
            ------------------
Closing, at the Buyer's reasonable request, the Seller shall execute and deliver such further documents (without further consideration), and perform such further acts (with only such reimbursement to APBI as to cover any costs or expenses incurred), as may be necessary in order effectively to transfer and convey the Purchased Assets and the Pharmaco Shares to the Buyer, on the terms herein contained, and otherwise to comply with the terms of this Agreement and consummate the Contemplated Transactions herein provided. At any time and from time to time after the Closing, at the Seller's reasonable request, the Buyer shall execute and deliver such further documents (without further consideration), and perform such further acts (with only such reimbursement to HIH as to cover any costs or expenses incurred), as may be necessary in order effectively to transfer and convey the LCRC Shares to the Seller, on the terms herein contained, and otherwise to comply with the terms of this Agreement and consummate the Contemplated Transactions herein provided.

      10.Covenants Against Competition.
         -----------------------------

      10.1  Non-compete. For a period commencing on the Closing Date and
            -----------
continuing until the third anniversary thereof (the "Restricted Period"):
                                                     -----------------

      (a)HIH shall ensure that neither it nor any person (other than an individual) directly or indirectly controlled (which for purposes hereof shall include any corporation, partnership or other entity in which HIH owns in excess of 25% of the equity) after the Closing Date by HIH shall in the United States of America, the United Kingdom of Great Britain and Northern Ireland, Canada, Japan and mainland Europe (together, the "Territory"), directly or indirectly,
                                          ---------
by ownership of interests in or loaning money to another corporate or business enterprise or acting as an agent, partner, consultant or in any similar capacity, (i) conduct Phase I-IV clinical development trials (including but not limited to type of business currently conducted by the LCRC Business), or
(ii) in the United States of America and Canada, conduct any bioanalytical laboratory services of the type currently conducted by the US Subsidiary's Richmond Laboratory Facilities; provided, however, that the foregoing provision
                                --------  -------
shall not prohibit or prevent (w) HIH or any person controlled by HIH from conducting bioanalytical services related to animal assays; (x) HIH or any person controlled by HIH from conducting bioanalytical services in relation to samples provided by clinical trial businesses in Phases I-IV if HIH or any such person did not actively solicit, market or promote such work; (y) the ownership, directly or indirectly, by HIH or any person controlled by HIH of a less than 5% interest in a corporation (other than APBI) the shares of which are traded on a recognized stock exchange or in the over-the-counter market or ownership of a less than 5% interest in any partnership; or (z) HIH, or any person controlled by HIH, from obtaining a direct or indirect ownership interest in any person when business activities other than the business activities restricted by this
Section 10.1(a) were the motivating factor in the acquisition of such interest and the business activities restricted by this Section 10.1(a) constitute less than 20% of the sales of the acquired person and in the event of any such acquisition, HIH shall use best efforts to dispose of that portion of such business which engages in such prohibited activities on commercially reasonable terms within two years after obtaining such controlling interest; and

      (b) APBI shall ensure that neither it nor any person (other than an individual) directly or indirectly controlled (which for purposes hereof shall include any corporation, partnership or other entity in which APBI owns in excess of 25% of the equity) after the Closing Date by APBI shall in the Territory, directly or indirectly, by ownership of interests in or investing in or loaning money to another corporate or business enterprises or acting as an agent, consultant or in any similar capacity, engage in the business conducted by the Toxicology Business (specifically, contract biological safety ("toxicology") testing of pharmaceutical products, biologicals, chemical
  ----------
compounds and other substances); provided, however, that the foregoing provision
                                 --------  -------
shall not prohibit or prevent (i) the ownership, directly or indirectly, by the Seller or any person controlled by the Seller of a less than 5% interest in a corporation the shares of which are traded on a recognized stock exchange or in the over-the-counter market or ownership of a less than 5% interest in any partnership; or (ii) APBI, or any person controlled by APBI, from obtaining a direct or indirect ownership interest in any person when business activities other than the activities restricted by this Section 10.1(b) were the motivating factor in the acquisition of such interest and the activities restricted by this
Section 10.1(b) constitute less than 20% of the sales of the acquired person. The parties acknowledge that the activities currently conducted by APBI's Richmond Laboratory do not violate the provisions of this Section 10.1(b).

      10.2  Confidential Information.  HIH has had access to and has become
            ------------------------
familiar with various trade secrets consisting of, but not limited to, financial statements, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as the "Confidential Information"), which
                                              ------------------------
have been used in the operation of LCRC, and the Seller has had access to and has become familiar with Confidential Information which have been used in the operation of the Toxicology Business. During the Restricted Period, the Buyer shall not use for the benefit of, or in any way disclose to any competitor of the Seller engaged in the business of conducting Phase I through Phase IV studies in the Territory any of the Confidential Information which have been used in the operation of LCRC, and the Seller shall not use for the benefit of, or in any way disclose to any competitor of the Buyer engaged in the same business of providing toxicology testing services in the Territory any of the Confidential Information which have been used in the operation of the Toxicology Business; provided, however, that the proper disclosure or use of such
          --------  -------
Confidential Information in connection with any dispute between the Buyer and the Seller resulting from this Agreement shall not constitute a breach of the Buyer's or the Seller's obligations hereunder. All files, records, documents, information, data and similar items relating to the LCRC Business shall remain the exclusive property of LCRC, and, except as otherwise provided in this Agreement, all files, records, documents, information, data and similar items relating to the UK Subsidiary shall remain the exclusive property of the UK Subsidiary and all files, records, documents, information, data and similar items relating to the US Toxicology Business shall be transferred pursuant to this Agreement to HLS. To the extent HIH or any affiliate thereof has any files, records, documents or similar items relating to the LCRC Business, it shall make appropriate arrangements to have such documentation returned to LCRC prior to the Closing and to the extent APBI or any affiliate thereof has any files, records, documents or similar items relating to the US Toxicology Business, it shall make appropriate arrangements to have such documentation returned to US Toxicology Business prior to the Closing.

     10.3  Employees.  During the Restricted Period, HIH shall not, directly or
           ---------
indirectly, hire or solicit any current employee of LCRC, or encourage any such employee to terminate such employment. During the Restricted Period, the Seller shall not, directly or indirectly, hire or solicit any current employee of the Toxicology Business identified on Schedule 1.5(i) or Schedule D.

     10.4  No Adequate Remedy for Breach.  The Buyer and the Seller each
           -----------------------------
acknowledge that a breach of its covenants under Section 10.1 or 10.2 shall result in irreparable and continuing damage to the Seller and LCRC, or to the Buyer, as the case may be, for which there may be no adequate remedy at law.
The Buyer agrees that, in the event of any breach of Section 10.1 or 10.2, the Seller and LCRC and their respective successors and assigns shall be entitled to injunctive relief, without limiting the availability of any other remedy, and the Seller agrees that, in the event of any breach of Section 10.1 or 10.2, the Buyer, the UK Subsidiary and their respective successors and assigns shall be entitled to injunctive relief, without limiting the availability of any other remedy.

     10.5  Blue Pencilling.  If one or more of the provisions of Section 10.1 or
           ---------------
10.2 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of Section 10.1 or 10.2, and such Sections 10.1 and/or 10.2 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     11.Survival of Representations and Warranties of the Seller and the Buyer.
        ----------------------------------------------------------------------

     11.1 Notwithstanding any right of the Buyer fully to investigate the affairs of the UK Transfer Group, the US Toxicology Business and the Purchased Assets and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, subject to the limitations on indemnification set forth in Section 12.4(c), the Buyer shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement and in the UK Subsidiary Tax Deed. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, except that:

      (a) any theretofore unasserted General Claim (as defined in this Section 11), Benefit Claim (as defined in this Section 11) or Environmental Claim (as defined in this Section 11) shall expire on the close of business on April 15, 1997;

      (b) any theretofore unasserted Tax Claim (as defined in this Section 11) other than a Tax Claim in relation to United Kingdom taxation, Covenant Claim (as defined in this Section 11) and Ownership Claim (as defined in this Section
11) shall expire when the applicable limitation period for such claims under applicable law therefor has expired.

      (c) any theretofore unasserted Tax Claim in respect of United Kingdom taxation shall expire on the close of business on December 31, 2001.

     11.2 Notwithstanding any right of the Seller fully to investigate the affairs of LCRC and the assets related thereto and notwithstanding any knowledge of facts determined or determinable by the Seller pursuant to such investigation or right of investigation, subject to the limitations on indemnification set forth in Section 12.4(f), the Seller shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Buyer contained in this Agreement and in the LCRC Tax Deed. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, except that:

      (a) any theretofore unasserted General Claim, Benefit Claim or Environmental Claim shall expire on the close of business on February 28, 1997;

      (b) any theretofore unasserted Ownership Claim and Covenant Claim shall expire when the applicable limitation period for such claims under applicable law therefor has expired.

      (c) any theretofore unasserted Tax Claim shall expire on the close of business on December 31, 2001.

      As used in this Agreement, the following terms have the following meanings:

      (i)  "Benefit Claim" means, with respect to any person, any claim arising
            -------------
out of or otherwise in respect of any inaccuracy in or breach of any representa tion or warranty of such person contained in this Agreement or in any certificate or schedules delivered by such person pursuant hereto related to any Benefit Plan or to matters covered by the Pharmaco Pensions Schedule or the LCRC Pensions Schedule;

      (ii)  "General Claim" means, with respect to any person, any claim arising
             -------------
out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty of such person contained in this Agreement or any certificates or schedules delivered by such person pursuant hereto and (ii) any breach by the Seller of its obligations under Section 6.1.1 hereof or by the Buyer of its obligations under Section 6.1.2 hereof, other than, in each such case, a material breach by such party of its obligations thereunder; provided
                                                                     --------
that the term General Claim shall not mean or include any Environmental Claim, Ownership Claim, Tax Claim, Benefits Claim or Covenant Claim;

      (iii)  "Environmental Claim" means, with respect to any person, any claim
              -------------------
arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of such person contained in this Agreement or in any certificate or schedule delivered by such person pursuant hereto related to the Environmental Laws;

      (iv)  "Ownership Claim" means, with respect to any person, any claim
             ---------------
arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty of such person that such person is the owner of the Pharmaco Shares or the LCRC Shares, as the case may be, and that at the Closing such person will deliver good and valid title thereto to a party hereto, free and clear of any Lien;

      (v)  "Tax Claim" means, with respect to any person, any claim arising out
            ---------
of or otherwise in respect of any inaccuracy in or any breach of any representa tion or warranty of such person contained in this Agreement or in any certificate or schedule delivered by such person pursuant hereto related to Taxes or any claim under the UK Subsidiary Tax Deed or the LCRC Tax Deed; and

      (vi)  "Covenant Claim" means, with respect to any person, any claim
             --------------
arising out of or otherwise in respect of any breach of any covenant or agreement (including without limitation, those set forth in Section 12 hereof but excluding breaches (other than intentional breaches) of Section 6.1.1 or
Section 6.1.2 hereof) of such
person, contained in this Agreement or in any certificate or schedule delivered by such person pursuant hereto or any agreement contemplated hereby.

     12.Indemnification.
        ---------------

     12.1  Obligation of the Seller to Indemnify.  Subject to the limitations
           -------------------------------------
contained in Section 12.4 hereof, each of APBI and the US Subsidiary jointly and severally agree to indemnify, defend and hold harmless the Buyer, its directors, officers, employees, affiliates and assigns (collectively, the "Buyer
                                                                -----
Indemnified Parties"), the US Toxicology Business and the UK Transfer Group from
-------------------
and against each and every demand, claim, loss, liability, damages, deficiency, cost and expense (including, without limitation, interest, penalties, amounts paid in settlement and reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party, or between the indemnified party and any third party, or otherwise) (collectively, "Losses") imposed upon or incurred by the Buyer Indemnified
                ------
Parties directly or indirectly based upon, arising out of or otherwise in respect of:

      (a)any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement certificates or schedules delivered by the Seller pursuant hereto or thereto;

      (b)any liability or obligation of, or claim against, APBI whether or not such liability or obligation was known at the Closing;

      (c)any failure to comply with any "bulk sales" laws applicable to the Contemplated Transactions;

      (d)any Excluded Liability; and

      (e)any liability or obligation arising out of or relating to (i) the activities prior to the Closing Date of Life Science Research (Japan) Inc., a Japanese company, or (ii) any portion of the business of the UK Transfer Group conducted prior to the Closing Date (other than the Toxicology Business) and the transfer of the non-toxicology business or assets by or from any such company to the Seller's Group, including, without limitation, the activities contemplated by Schedule 6.14 hereof.

      Each matter for which the Seller has agreed to provide indemnification pursuant to this Section 12.1 is hereinafter referred to individually as a "Claim" and collectively as the "Claims".
 -----                           ------

     12.2  Obligation of the Buyer to Indemnify.  Subject to the limitations
           ------------------------------------
contained in Section 12.4, each of HIH and HLS jointly and severally agree to indemnify, defend and hold harmless the Seller, its directors, officers, employees, affiliates and assigns (collectively, the "Seller Indemnified
                                                      ------------------
Parties") from and against any Losses imposed upon or incurred by the Seller
-------
Indemnified Parties directly or indirectly based upon, arising out of or otherwise in respect of:

      (a)any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or any certificates or schedules delivered by the Buyer pursuant hereto;

      (b)any liability or obligation of, or claim against, the Buyer whether or not such liability or obligation was known at the Closing;

      (c)any Assumed Liability; and

      (d)any claim or liability or other cost or expense incurred by APBI in connection with the Placing (including any stamp duty in respect thereof), provided, however, the foregoing does not cover fees and expenses of counsel incurred in connection with the reviewing or negotiating the terms of the Power of Attorney or the Placing Agreement referred to in Section 7.15 hereof by APBI.

      Each matter for which the Buyer has agreed to provide indemnification pursuant to this Section 12.2 is hereinafter referred to individually as a "Claim" and collectively as the "Claims".
 -----                           ------

     12.3  Notice to Indemnifying Party. The obligations and liabilities of any
           ----------------------------
party to indemnify the other party under Sections 12.1 and 12.2 hereof with respect to Claims shall be subject to the following terms and conditions:

      (a)  If the Party to be indemnified (the "Indemnitee"), has a Claim or
                                                ----------
potential Claim or receives notice of any Claim or potential Claim or the commencement of any action or proceeding that could give rise to an obligation on the part of the other party to provide indemnification (the "Indemnifying
                                                                ------------
Party") pursuant to Section 12.1 or 12.2 hereof, the Indemnitee shall promptly
-----
give the Indemnifying Party notice thereof. Such notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement and shall describe the Claim in reasonable detail and shall if possible indicate the amount (estimated if necessary) of the Losses that has been or may be sustained by the Indemnitee. Provided, however, the failure to so notify the Indemnifying Party promptly shall not relieve such Indemnifying Party of its obligations under this Section 12 except to the extent that failure to so notify actually prejudices the Indemnifying Party's ability to defend such Claim.

      (b)The Indemnifying Party shall be entitled to elect to compromise or defend any Claim, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel; provided, that the Indemnifying Party shall within 30 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any Claim. If the Indemnifying Party elects not to compromise or defend such Claim, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may, at the Indemnifying Party's expense, pay, compromise or defend such Claim. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Claim over the objection of the other; provided, however, that if the settlement or
                            --------  -------
compromise does not result in any liability to the Indemnified Party, consent to such settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may each participate, at its own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemni fying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such asserted liability if there are or may be legal defenses available to such Indemnitee or to other Indemnitees that are different from or additional to those available to the Indemnifying Party.

     12.4  Limitation on Indemnification.  The indemnification provided for in
           -----------------------------
Sections 12.1 and 12.2 shall be subject to the following limitations:

      (a)The Seller shall not be obligated to make any payment for indemnification pursuant to Section 12.1 in respect of any General Claim, Benefit Claim, Environmental Claim until the aggregate amount of the Losses incurred by the Buyer or its subsidiaries in respect of General Claims, Benefit Claims and Environmental Claims as well as in respect of liabilities assumed by the Buyer pursuant to Section 1.4(f) hereof exceeds, in the aggregate, $1,000,000 (the "Seller Basket Amount"), whereupon the Seller shall be obligated
                 --------------------
to pay only such amounts for indemnification in excess of the Seller Basket Amount.

      (b)The Seller shall not be obligated to make any payment for indemnification pursuant to Section 12.1 in respect of General Claims, Benefit Claims or Environmental Claims in excess of $4,000,000 in the aggregate.

      (c)The Seller shall not be obligated to make any payment for indemnification pursuant to Section 12.1 in connection with any breach of a representation or a warranty if, as of the date such representation is made or deemed made, any of Christopher Cliffe, Peter Dawes, David Christopher, Martyn Sandford, Les Chausseud, Ron Davies or Robert Harling had actual knowledge of such breach.

      (d)The Buyer shall not be obligated to make any payment for indemnification pursuant to Section 12.2 in respect of any General Claim, Benefit Claim or Environmental Claim until the aggregate amount of the Losses incurred by the Seller or its subsidiaries in respect of General Claims, Benefit Claims and Environmental Claims payments exceeds, in the aggregate, $100,000 (the "Buyer Basket Amount"), whereupon
      -------------------
the Buyer shall be obligated to pay only such amounts for indemnification in excess of the Buyer Basket Amount.

      (e)The Buyer shall not be obligated to make any payment for indemnification pursuant to Section 12.2 in respect of General Claims, Benefit Claims or Environmental Claims in excess of $500,000 in the aggregate.

      (f)The Buyer shall not be obligated to make any payment for indemnification pursuant to Section 12.2 in connection with any breach of a representation or a warranty if, as of the date such representation is made or deemed made, any of Stephen Waechter, Mary Chaput, Collin Shannon or Greg Holmes had actual knowledge of such breach.

     12.5Exclusive Remedy.  Except as otherwise specifically provided in this
         ----------------
Agreement, with respect to the matters which are subject to the indemnification obligations created by this Article 12, the Buyer and the Seller agree not to seek recovery from one another other than pursuant to this Article 12 or under the UK Subsidiary Tax Deed or the LCRC Tax Deed.

     13.Termination of Agreement.  This Agreement may be terminated prior to the
        ------------------------
Closing as follows:

      (a)at the election of the Seller, if any one or more of the conditions set forth in Section 8 has not been fulfilled as of November 30, 1995 or any earlier date set forth in a particular condition;

      (b)at the election of the Buyer, if any one or more of the conditions set forth in Section 7 has not been fulfilled as of November 30, 1995 or any earlier date set forth in a particular condition;

      (c)at the election of the Seller, or the Buyer, if any legal proceeding is commenced or threatened by any governmental or regulatory agency seeking to prevent the consummation of the Closing or any Contemplated Transaction and the Seller or the Buyer, as the case may be, reasonably and in good faith deems it impracticable or inadvisable to proceed in view of such legal proceeding;

      (d)at the election of the Seller or the Buyer, if the Closing does not occur and become effective on or before November 30, 1995; or

      (e)at any time on or prior to the Closing Date, by mutual written consent of the Seller and the Buyer.

      If this Agreement so terminates, it shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Sections 7 and 8 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, Sections 9.1, 9.2, 14.2 and 14.6 shall survive any termination of this Agreement.

     14.Miscellaneous.
        -------------

     14.1  Certain Definitions.  As used in this Agreement, the following terms
           -------------------
have the following meanings unless the context otherwise requires:

      "affiliate," with respect to any person, means and includes any other
       ---------
person controlling, controlled by or under common control with such person.

      "APBI" means Applied Bioscience International Inc., a Delaware
       ----
corporation.

      "APBI Balance Sheet" has the meaning assigned to it in Section 4.5.1
       ------------------
hereof.

      "APBI Balance Sheet Date" has the meaning assigned to it in Section 4.5.1
       -----------------------
hereof.

      "APBI Financials" has the meaning assigned to it in Section 4.5.1 hereof.
       ---------------

      "APBI Interim Balance Sheet" has the meaning assigned to it in
       --------------------------
Section 4.5.2 hereof.

      "APBI Interim Financials" has the meaning assigned to it in Section 4.5.2
       -----------------------
hereof.

      "APBI Notice of Disagreement" has the meaning set forth in
       ---------------------------
Section 2.3.1(b) hereof.

      "Arthur Andersen" means Arthur Andersen L.L.P.
       ---------------

      "Asset Representations and Warranties," means the representations and
       ------------------------------------
warranties set out in Schedule B hereto.

      "Assumed Liabilities" has the meaning assigned to it in Section 1.4
       -------------------
hereof.

      "Assumption of Liabilities" has the meaning assigned to it in Section 1.7
       -------------------------
hereof.

      "Benefit Claim" has the meaning assigned to it in the Section 11.2 hereof.
       -------------

      "Benefit Plans" has the meaning set forth in Section 14.1 of the Asset
       -------------
Representations and Warranties.

      "Business Day" means any day other than a Saturday, Sunday or any other
       ------------
day in which banks in London, England and/or New York City, U.S.A., are permitted or required to be closed.

      "Buyer" has the meaning assigned to it in the Preamble hereto.
       -----

      "Buyer Basket Amount" has the meaning assigned to it in Section 12.4
       -------------------
hereof.

      "Buyer Indemnified Parties" has the meaning assigned to it in Section 12.1
       -------------------------
hereof.

      "Buyer's Group" means the Buyer and each of its subsidiaries, wherever
       -------------
incorporated other than, after the Closing Date, LCRC.

      "Chelmsford Lease" means the Lease dated the 2nd of August 1976 and made
       ----------------
between (1) Rollings Construction Company Limited and (2) Edward Alderton, John Alfred Kershaw and Francis Gordon

Southward, as the same is registered at HM
Land Registry, relating to the certain offices at Townfield Street, Chelmsford, Essex, England.

      "Chugai Agency Agreement" has the meaning assigned to it in Section 6.8.1
       -----------------------
hereof.

      "Claim" or "Claims" has the meaning assigned to it in Sections 12.1 and
       -----------------
12.2 hereof.

      "Closing" has the meaning assigned to it in Section 3 hereof.
       -------

      "Closing Consideration" has the meaning set forth in Section 2.2 hereof.
       ---------------------

      "Closing Date" has the meaning assigned to it in Section 3 hereof.
       ------------

      "Computer Systems" means, with respect to any person, all computer systems
       ----------------
used by or for the benefit of such person at any time, including computer processors, associated and peripheral equipment, computer programs, technical and other documentation, and data entered into or created by the foregoing from time to time.

      "Companies Acts" means statutes from time to time in force in the United
       --------------
Kingdom concerning companies.

      "Confidential Information" has the meaning assigned to it in Section 10.2
       ------------------------
hereof.

      "Contemplated Transactions" has the meaning assigned to it in Section 4.4
       -------------------------
hereof.

      "Consideration Shares"  The ordinary shares of 5p each in the capital of
       --------------------
HIH to be allotted pursuant to the Placing credited as fully paid.

      "Contracts" has the meaning assigned to it in Section 1.4 hereof.
       ---------

      "contracts and other agreements" means and includes all contracts,
       ------------------------------
agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied.

      "Covenant Claim" has the meaning assigned to it in Section 11.2 hereof.
       --------------

      "Disclosed Environmental Liabilities"  means liabilities in respect of
       -----------------------------------
(1) oil staining of the floors of the Cogen Building and in the basement of the Farmhouse Building; (2) the presence of asbestos in the Old Fruit Shed, the two residential homes, the Farmhouse and the Pig Barn; (3) bringing the Cogen units into compliance with applicable emission standards; (4) the disposal by Marisol Inc. of five drums of Hazardous Substances generated by the US Subsidiary at the Kin-Buc, New Jersey Landfill (but not including the disposal or alleged disposal of Hazardous Substances at the Jones Industrial Services Landfill in New Jersey by the US Subsidiary prior to the Closing Date); (5) removal of the Halon Fire Control System; (6) two underground storage tanks (USTs) located at the two residential homes and six USTs removed from the property in 1991; (7) removal of scrap metal near the solvent shed; (8) removal of radioactive waste materials consisting of animal carcasses and test samples; (9) The Buckeye Petroleum Pipeline Easement; (10) the presence of radon and lead-based paint in the farmhouse basement and in the two residential homes; (11) the presence of PCBs in transformers and fluorescent light ballasts; (12) the presence of a septic system that, until abandoned in 1979, received wastewaters from laboratory and other operations; and (13) bringing the fume incinerator into compliance with applicable emission standards. (Capitalized terms used in this definition which are otherwise undefined in this Agreement have the meaning ascribed to them in the Phase I Environmental Life Assessment Report: Pharmaco LSR, Mettlers Road, East Millstone, New Jersey prepared by ICF Kaiser Engineers for Aspinwall & Company, dated August 30, 1995).

      "document or other paper" means and includes any document, agreement,
       -----------------------
instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, computer disk, microfiche or other document in electronic format, schedule (including any Schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

      "Employee Related Expenses" has the meaning assigned to it in Section 1.5
       -------------------------
hereof.

      "Environment" means navigable waters, waters of the contiguous zone, ocean
       -----------
waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

      "Environmental Claim" has the meaning assigned to it in Section 11.2
       -------------------
hereof.

      "Environmental Action" means any notification, whether direct or indirect,
       --------------------
formal or informal, written or oral, pursuant to Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that the ownership or operation of the US Toxicology Business or any of the Purchased Assets, or any by-product thereof, or any of the current or past operations of the US Subsidiary, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Seller, or the operations or property of any predecessor of the Seller, is or may be implicated in or subject to any proceeding, action, investigation, claim, lawsuit, order, agreement or evaluation by any governmental authority or any other person.

      "Environmental Compliance Costs" means, with respect to any person, any
       ------------------------------
expenditures, costs, assessments or expenses (including, without limitation, any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by such person or by any of its subsidiaries to be in compliance with any and all requirements, as in effect at the Closing Date, of Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

      "Environmental Laws" means all laws, ordinances, regulations, codes,
       ------------------
orders, judgments, injunctions, awards or decrees relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Sec. 9601 et seq., the Resource
                                                  -- ---
Conservation and Recovery Act, 42 USC. Sec. 6901 et seq., the Toxic Substances
                                                 -- ---
Control Act, 15 USC. Sec. 2601 et seq., the Federal Water Pollution Control Act,
                               -- ---
33 USC. Sec. 1251 et seq., the Clean Air Act, 42 USC. Sec. 7401 et seq., the
                  -- ---                                        -- ---
Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Sec. 121 et seq., the
                                                                    -- ---
Occupational Safety and Health Act, 29 USC. Sec. 651 et seq., the Asbestos
                                                     -- ---
Hazard Emergency Response Act, 15 USC. Sec. 2601 et seq., the Safe Drinking
                                                 -- ---
Water Act, 42 USC. Sec. 300f et seq., the Oil Pollution Act of 1990 and
                             -- ---
analogous state acts, and all such laws, ordi-nances, regulations, codes, orders, judgments, injunctions, awards and decrees as are applicable in the UK.

      "Environmental Liability" includes all reasonable costs, expenses,
       -----------------------
liabilities, damages, fines or losses arising from or associated with:

                  (a)any obligation imposed by any competent authority or court of competent jurisdiction under Environ-mental Laws or the principles of common law relating to pollution protection of the Environ-ment, or health and safety;

                  (b)the carrying out of any investigatory, monitoring,
            precautionary or engineering works to avoid breach of an Authorization under Environmental Laws or the principles of common law relating to pol-lution, protection of the Environment, or health and safety, or to ensure the continued operations of the Company;

                  (c)the repair, replacement or rebuilding of any plant whose effective operation is required for compliance with an Authorization;

                  (d)a loss of profit or interruption or business caused by the carrying out of any works of the type referred to in (b) and (c);

      and including in each case all reasonable professional fees.

      "ERISA" means the Employee Retirement Security Act of 1974, as amended.
       -----

      "Estimate Certificate" has the meaning set forth in Section 6.21 hereof.
       --------------------

      "Excluded Assets" has the meaning assigned to it in Section 1.3 hereof.
       ---------------

      "Excluded Liabilities" has the meaning assigned to it in Section 1.5
       --------------------
hereof.

      "Facilities Agreement" means the Facilities Agreement dated as of the date
       --------------------
of this Agreement (as the same may thereafter be amended from time to time) by and among HLS, HIH, Huntingdon Research Centre Limited, the Lenders party thereto and National Westminster Bank plc, as Collateral Agent.

      "GAAP" means generally accepted accounting principles in the United States
       ----
of America or the United Kingdom then in effect, consistently applied.

      "General Claim" has the meaning assigned to it in Section 11.2 hereof.
       -------------

      "Hazardous Substance" means any toxic waste, pollutant, hazardous
       -------------------
substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Environmental Law.

      "HIH" means Huntingdon International plc, a company incorporated under the
       ---
laws of England.

      "HIH Balance Sheet" has the meaning assigned to it in Section 5.7.1
       ---
hereof.

      "HIH Balance Sheet Date" has the meaning assigned to it in Section 5.7.1
       ----------------------
hereof.

      "HIH Financials" has the meaning assigned to it in Section 5.7.1 hereof.
       --------------

      "HIH Interim Balance Sheet" has the meaning assigned to it in Section
       -------------------------
5.7.2 hereof.

      "HIH Interim Balance Sheet Date" has the meaning assigned to it in Section
       ------------------------------
5.7.2 hereof.

      "HIH Interim Financials" has the meaning assigned to it in Section 5.7.2
       ----------------------
hereof.

      "HIH Notice of Disagreement" has the meaning set forth in Section 2.3.2(b)
       --------------------------
hereof.

      "HIH Shareholders" has the meaning assigned to it in Section 6.12 hereof.
       ----------------

      "HIH Shareholder Information Document" has the meaning assigned to it in
       ------------------------------------
Section 6.12 hereof.

      "HIH Shareholders Meeting" has the meaning assigned to it in Section 6.12
       ------------------------
hereof.

      "HLS" means Huntingdon Life Sciences, a Delaware corporation and a wholly-
       ---
owned subsidiary of HIH.

      "Indemnitee" has the meaning assigned to it in Section 12.3 hereof.
       ----------

      "Indemnifying Party" has the meaning assigned to it in Section 12.3
       ------------------
hereof.

      "intellectual property", for the purposes of the UK Subsidiary
       ---------------------
Representations and Warranties, means patents, trade marks, service marks, rights (whether registered or unregistered) in any designs, applications and rights to apply for any of the foregoing, trade or business names, copyright and inventions, software and know-how.

      "intellectual property agreements", for the purposes of the UK Subsidiary
       --------------------------------
Representations and Warranties, means agreements or arrangements relating (wholly or partially) to intellectual property or to the disclosure, use, assignment or patenting of any inventions, discovery, improvements, processes, software, formulae or other know-how.

      "Interim Balance Sheet Date" has the meaning assigned to it in Section
       --------------------------
4.5.2 hereof.

      "KBL" means Kleinwort Benson Limited.
       ---

      "LCRC" means Leicester Clinical Research Centre Limited, a company
       ----
incorporated under the laws of England.

      "LCRC Balance Sheet" has the meaning assigned to it in Section 5.7.1
       ----
hereof.

      "LCRC Bank Accounts" has the meaning set forth in Section 2.3.2(a)(i)
       ------------------
hereof.

      "LCRC Book Cash Balance" has the meaning set forth in Section
       ----------------------
2.3.2(a)(iii) hereof.

      "LCRC Book Balance Statement" has the meaning set forth in Section
       ---------------------------
2.3.2(a) hereof.

      "LCRC Business" has the meaning assigned to it in the Preamble hereof.
       -------------

      "LCRC Disclosure Letter" means the Disclosure Letter signed by HIH and
       ----------------------
APBI at the date hereof together with the documents annexed thereto and relating to the LCRC Representations and Warranties.

      "LCRC Employees" means the persons identified in Schedule 10.2 to the LCRC
       --------------
Representations and Warranties, which Schedule 10.2 shall be amended from time to time prior to the Closing to (i) add persons who subsequent to the date hereof became employees of LCRC (other than persons employed in contravention of 6.1.2 hereof), and (ii) remove persons whose employment by LCRC has been terminated (whether voluntarily or involuntarily) prior to the Closing.

      "LCRC Financials" has the meaning assigned to it in Section 5.7.1 hereof.
       ---------------

      "LCRC Interim Balance Sheet" has the meaning assigned to it in Section
       --------------------------
5.7.2 hereof.

      "LCRC Interim Financials" has the meaning assigned to it in Section 5.7.2
       -----------------------
hereof.

      "LCRC Property" means each property the particulars of which are set out
       -------------
in Schedule C to the LCRC Representations and Warranties.

      "LCRC Shares" means the entire issued share capital of LCRC.
       -----------

      "LCRC Tax Deed" means the tax indemnity between the Seller and the Buyer
       -------------
in relation to LCRC in the agreed form.

      "LCRC Pensions Schedule" means Schedule F to the Agreement.
       ----------------------

      "LCRC Representations and Warranties" means the representations and
       -----------------------------------
warranties set out in Schedule C hereto and in the LCRC Pensions Schedule.

      "Lien" means any lien, pledge, mortgage, security interest, claim, lease,
       ----
charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, or any other encumbrance, restriction or limitation whatsoever.

      "Life Science Research (Japan) Inc."
       ----------------------------------

      "London Stock Exchange" means the international stock exchange of the
       ---------------------
United Kingdom and the Republic of Ireland Limited.

      "Losses" has the meaning assigned to it in Section 12.1 hereof.
       ------

      "Management Accounts" means the management accounts of the UK Subsidiary
       -------------------
and the Transferred Subsidiaries and the Retained Subsidiaries of the UK Subsidiary for the period ended on September 30, 1995 true copies of which are annexed to the UK Disclosure Letter.

      "Named Employees" means the persons identified on Schedule D which
       ---------------
Schedule D shall be amended from time to time prior to the Closing to (i) add persons who subsequent to the date hereof became employees of the UK Toxicology Business (other than persons employed in contravention of Section 6.1.1 hereof), and (ii) remove persons whose employment by the UK Toxicology Business has been terminated (whether voluntarily or involuntarily) prior to the Closing.

      "Net Basket Amount" means, at any time, the excess of (i) $1,000,000 over
       -----------------
(ii) all payments theretofore made by the Buyer in respect of General Claims, Benefit Claims, Environmental Claims and liabilities assumed by Buyer pursuant to Section 1.4(f) hereof.

      "Notice of Disagreement" has the meaning assigned to it in Section 2.4
       ----------------------
hereof.

      "Ownership Claim" has the meaning assigned to it in Section 11.2 hereof.
       ---------------

      "Permitted Liens" means (a) Liens for taxes, assessments or governmental
       ---------------
charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business; (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

      "person" means any individual, corporation, partnership, firm, joint
       ------
venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

      "Pharmaco Pensions Schedule" means Schedule E hereto.
       --------------------------

      "Pharmaco Shares" means the entire issued share capital of Pharmaco LSR
       ---------------
Ltd.

      "Placing" means the placing of the Consideration Shares in connection with
       -------
the acquisition of the Pharmaco Shares in accordance with the terms of the Placing Agreement annexed hereto as Exhibit E.

      "Placing Agreement" means the agreement to be entered into simultaneously
       -----------------
with this Agreement between HIH and KBL providing for the placing of the Consideration Shares on the terms and subject to the conditions set out therein.

      "Pro Forma UK Financials" has the meaning assigned to it in Section 4.5.3
       -----------------------
hereof.

      "Pro Forma US Toxicology Business Interim Balance Sheet" has the meaning
       ------------------------------------------------------
assigned to it in Section 4.5.4 hereof.

      "property" means real, personal or mixed property, tangible or intangible.
       --------

      "Purchased Assets" has the meaning assigned to it in Section 1.2 hereof.
       ----------------

      "Release" means any release, spill, emission, leaking, pumping, injection,
       -------
deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

      "Remedial Action" means all actions, whether voluntary or involuntary,
       ---------------
reasonably necessary to comply with Environmental Laws to (i) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment, (ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

      "Restricted Period" has the meaning assigned to it in Section 10.1 hereof.
       -----------------

      "Retained Subsidiaries" means Pharmaco UK Ltd., Clinical Technology Centre
       ---------------------
(International) Ltd., Cambridge Applied Nutrition Toxicology and Biosciences Limited and Clinical Science Research International Limited.

      "Schedule 1.5(i)" means the schedule listing employees of the UK
       ---------------
Toxicology Business which are to be offered employment by the HLS upon the Closing pursuant to Section 6.11, as such schedule may be amended from time to time prior to the Closing as contemplated by Section 6.11 hereof.

      "Securities Act" has the meaning assigned to it in Section 6.15 hereof.
       --------------

      "Seller" has the meaning assigned to it in the Preamble hereto.
       ------

      "Seller Basket Amount" has the meaning assigned to it in Section 12.4
       --------------------
hereof.

      "Seller Business" has the meaning assigned to it in the Preamble hereto.
       ---------------

      "Seller Indemnified Parties" has the meaning assigned to it in Section
       --------------------------
12.2 hereof.

      "Seller's Group" means APBI and each of its subsidiaries, wherever
       --------------
incorporated other than, after the Closing Date, members of the UK Transfer
Group.

      "Subsidiary of the UK Subsidiary" means each of Life Science Research
       -------------------------------
(Japan) Inc., Aquatox Limited, Cambridge Applied Nutrition Toxicology and Biosciences Limited, Pathfinder Protek Limited, Clinical Technology Centre (International) Limited, Clinical Science Research International Limited, Pharmaco UK Ltd. and Life Science Research Limited.

      "Taxes" has the meaning set forth in Section 2 of the Assets
       -----
Representations and Warranties.

      "Tax Claim" has the meaning assigned to it in Section 11.2 hereof.
       ---------

      "Territory" has the meaning assigned to it in Section 10.1 hereof.
       ---------

      "toxicology" has the meaning assigned to it in Section 10.1 hereof.
       ----------

      "Toxicology Business" has the meaning ascribed to it in the Preamble
       -------------------
hereto.

      "Transferred Subsidiaries" means each Subsidiary of the UK Subsidiary,
       ------------------------
other than the Retained Subsidiaries.

      "UK" means the United Kingdom of Great Britain and Northern Ireland.
       --

      "UK Disclosure Letter" means the Disclosure Letter signed by APBI and HIH
       --------------------
as the date hereof together with the documents annexed thereto and relating to the UK Subsidiary Representations and Warranties.

      "UK GAAP" means generally accepted accounting principles in the United
       -------
Kingdom.

      "UK Property" means each property the particulars of which are set out in
       -----------
the list annexed to the UK Subsidiary Disclosure Schedules.

      "UK Subsidiary" means Pharmaco LSR Ltd., a company incorporated under the
       -------------
laws of England.

      "UK Subsidiary Balance Sheet" has the meaning assigned to it in Section
       ---------------------------
4.5.1 hereof.

      "UK Subsidiary Bank Accounts" has the meaning set forth in Section
       ---------------------------
2.3.1(a)(i) hereof.

      "UK Subsidiary Book Cash Balance" has the meaning set forth in Section
       -------------------------------
2.3.1(a)(iii) hereof.

      "UK Subsidiary Book Cash Balance Statement" has the meaning set forth in
       -----------------------------------------
Section 2.3.1(a) hereof.

      "UK Subsidiary Financials" has the meaning assigned to it in Section 4.5.1
       ------------------------
hereof.

      "UK Subsidiary Interim Balance Sheet" has the meaning assigned to it in
       -----------------------------------
Section 4.5.2 hereof.

      "UK Subsidiary Interim Financials" has the meaning assigned to it in
       --------------------------------
Section 4.5.2 hereof.

      "UK Subsidiary Representations and Warranties" mean the representations
       --------------------------------------------
and warranties set out in Schedule B hereto and in the Pharmaco Pensions
Schedule.

      "UK Subsidiary Tax Deed" has the meaning assigned to it in Section 7.12
       ----------------------
hereof.

      "UK Toxicology Business" has the meaning assigned to it in the Preamble
       ----------------------
hereto.

      "UK Transfer Group" shall mean Pharmaco LSR Ltd. and the Transferred
       -----------------
Subsidiaries.

      "US GAAP" means generally accepted accounting principles in the United
       -------
States.

      "US Subsidiary" means Pharmaco LSR International Inc., a Texas corporation
       -------------
and a wholly-owned subsidiary of APBI.

      "US Toxicology Business" has the meaning assigned to it in the Preamble
       ----------------------
hereto.

      "US Toxicology Business Balance Sheet" has the meaning assigned to it in
       ------------------------------------
Section 4.5.1 hereof.

      "US Toxicology Business Financials" has the meaning assigned to it in
       ---------------------------------
Section 4.5.1 hereof.

      "US Toxicology Business Interim Balance Sheet" has the meaning assigned to
       --------------------------------------------
it in Section 4.5.2 hereof.

      "US Toxicology Business Interim Financials" has the meaning assigned to it
       -----------------------------------------
in Section 4.5.2 hereof.

     14.2  Publicity.  Except as otherwise required by law (including any
           ---------
applicable securities laws), no publicity release or announcement concerning this Agreement, any other agreement or instrument contemplated hereby or the Contemplated Transactions shall be issued without advance approval of the form and substance thereof by the Seller and the Buyer; provided, however, that the
                                                   --------  -------
parties hereto may, on a confidential basis, advise their respective affiliates, employees, customers, suppliers, agents, accountants, attorneys and prospective financing sources with respect to the contents of this Agreement and the Contemplated Transactions.

      14.3  Notices.  Any notice or other communication required or permitted
           -------
hereunder shall be given in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or overnight courier or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed with confirmed answerback or received by facsimile transmission or overnight courier or, if mailed, four days after the date of mailing, as follows:

      (a)if to the Buyer, to it at:

      Huntingdon International Holdings plc

                              Woolley Road, Alconbury, Huntingdon,

                              Cambs, PE18 6ES, England

                              Attention:  Peter Dawes

                              Telephone:  011-44-1480-892100

                              Facsimile:  011-44-1480-892195
      with a copy to:

      Paul, Weiss, Rifkind, Wharton & Garrison

      1285 Avenue of the Americas

      New York, New York  10019-6064

      Attention:  Bruce A. Gutenplan, Esq.

                             Telephone:  001-212-373-3117

      Facsimile:  001-212-757-3990

                             (b)if to the Parent or the US Subsidiary, to it at:

      Applied Bioscience International Inc.

                             4350 North Fairfax Drive

                             Arlington, VA 22203

      Attention:  Stephen L. Waechter

                             Telephone:  703-516-2420

      Facsimile:  703-516-2494

      with a copy to:

      Shaw Pittman Potts & Trowbridge

                             2300 N Street, NW

                             Washington, DC

      Attention:  Craig E. Chason

                             Telephone:  202-663-8758

      Facsimile:  202-663-8007

      Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

     14.4  Entire Agreement.  This Agreement (including the Exhibits and
           ----------------
Schedules hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the Contemplated Transactions and supersede all prior agreements, written or oral, with respect thereto.

     14.5  Waivers and Amendments.  This Agreement may be amended, modified,
           ----------------------
superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Seller and the Buyer or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     14.6  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof.

     14.7  Currency Selection. Except as expressly provided in Section 2.2(iii),
           ------------------
unless the party entitled to payment of any amount due or payable hereunder elects (by written notice to the party or parties required to make such payment) to receive payment of such amount in pounds sterling (at the then current noon selling rate in New York City for cable transfers in pounds sterling on the business day immediately prior to date of payment), all amounts due and payable hereunder shall be paid in US dollars.

     14.8  Binding Effect; No Assignment.  This Agreement shall be binding upon
           -----------------------------
and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement is not assignable except by operation of law and except that the Buyer may assign any or all of its rights, and may assign its obligations hereunder as security to any bank or other financial institution that may provide financing for all or a portion of the Contemplated Transactions.

     14.9  Certain Interpretative Guidelines.
           ---------------------------------

      (a)All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      (b)For the purposes of the UK Subsidiary Representations and Warranties, any question whether a person is connected with another shall be determined in accordance with s.839 UK Income and Corporation Taxes Act 1988 which shall apply in relation to the UK Subsidiary Representations and Warranties as it applies in relation to that Act.

      (c)For the purposes of the UK Subsidiary Representations and Warranties, references to "the UK Subsidiary" include each of the Transferred Subsidiaries.

      (d)Reference to any Act, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal consent or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English legal term.

      (e)Where any statement is qualified by the expression "so far as APBI is aware", "so far as Seller is aware" or "to the best of APBI's knowledge and belief" or "to the best of Seller's knowledge and belief" or any similar expression, that statement shall be deemed to mean the actual knowledge of Stephen Waechter, Mary Chaput, Collin Shannon and Greg Holmes. Where any statement is qualified by the expression "so far as HIH is aware" or "to the best of HIH's knowledge and belief" or any similar expression, that statement shall be deemed to mean the actual knowledge of Christopher Cliffe, Peter Dawes, David Christopher, Martyn Sanford, Les Chausseud, Ron Davies and Robert Harling.

       (f) Each UK Subsidiary Representation and Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by any other provision of this Agreement or UK Subsidiary Representation and Warranty.

     14.10  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     14.11  Exhibits and Schedules.  The Exhibits and Schedules to this
            ----------------------
Agreement (but not documents incorporated by reference to such Exhibits and Schedules that are not separately attached hereto as Exhibits or Schedules) are a part of this Agreement as if set forth in full herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     14.12  Headings.  The headings in this Agreement are for reference purposes
            --------
only and shall not in any way affect the meaning or interpretation of this Agreement.

     14.13  No Third Party Rights.  Except as otherwise provided in Section 12,
            ---------------------
nothing in this Agreement, expressed or implied, is intended to confer on any person not a party hereto any rights or remedies by reason of this Agreement.

     14.14  Marketing Arrangement.  The parties acknowledge that it is their
            ---------------------
intention to enter into a
mutually satisfactory marketing arrangement within 30 days following the Closing of the Contemplated Transactions.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

      HUNTINGDON INTERNATIONAL HOLDINGS plc

      By    /s/Christopher F. Cliffe
        ----------------------------------
        Name:  Christopher F. Cliffe
        Title:  Chief Executive Officer


      HUNTINGDON LIFE SCIENCES INC.

      By /s/ Chirstopher F. Cliffe
        ----------------------------------
        Name:  Christopher F. Cliffe
        Title:  President, Treasurer
      and Chairman


      APPLIED BIOSCIENCE INTERNATIONAL INC.

      By     /s/ Stephen L. Waechter
        ----------------------------------
        Name:  Stephen L. Waechter
        Title:  Senior Vice President,
      Chief Financial Officer

      PHARMACO LSR INTERNATIONAL INC.

      By          /s/ Stephen L. Waechter
        ----------------------------------
        Name:  Stephen L. Waechter
        Title:  Chief Financial Officer

 EXHIBITS


A             Form of Bill of Sale and Assignment
B             Form of Assumption of Liabilities
C             Form of UK Subsidiary Tax Deed
D             Form of LCRC Tax Deed
              Placing Agreement


SCHEDULES


A             Asset Representations and Warranties
B             UK Subsidiary Representations and Warranties
C             LCRC Representations and Warranties
D             Named Employees
E             Pharmaco Pensions Schedule
F             LCRC Pensions Schedule

1.3           Excluded Assets
1.5           (I) Retained US Toxicology Business Employees
4.1           Foreign Qualifications
4.2           Subsidiaries and Investments
4.4           Non-contravention
4.5.1         Audited Financial Statements
4.5.2         Unaudited Financial Statements
5.7.1         HIH Audited Financial Statements
6.1.1         (b)Conduct of Business
6.1.2         Conduct of LCRC Business Prior to Closing
6.13(a)       Toxicology Business Software Licenses
6.13(b)       LCRC Software Licenses
6.14          Removal of Non-Toxicology Business Related Assets and Liabilities
                from the UK Subsidiary
6.23          Chelmsford Lease
7.3           Required Seller Consents
7.6           Licenses
8.4           Required Buyer Consents
9.9           Insurance

A.2           Tax Matters
A.3           Compliance with Laws
A.4           Litigation
A.5           Employment Matters
A.6           Agreements
A.7.1         Owned Real Property
A.7.5         Loan Documents
A.7.9         Real Property Taxes
A.10          Tangible Property
A.11          Intangible Property
A.13          Suppliers and Customers
A.14.1        Benefit Plans
A.14.3        Administration of Benefit Plans
A.14.4        ERISA Plans
A.14.5        Welfare Plans
A.15          Insurance
A.16          Officers, Directors and Employees
A.17          Operations of the US Toxicology Business
A.18          Environmental Matters
A.18(b)       Environmental Permits
A.18(i)       Hazardous Substance Locations